           1                                                  EXHIBIT 10.38
 _________________________________________________________________
 _________________________________________________________________



                          ASSET PURCHASE AGREEMENT


                        Dated as of January 15, 1996


                                By and Among


                              UNC INCORPORATED
                           a Delaware corporation
                             ("Buyer's Parent")

                           UNC/CFC ACQUISITION CO.
                           a Delaware corporation
                                  ("Buyer")

                         CFC AVIATION SERVICES, L.P.
                       a Delaware limited partnership
                                 ("Garrett")

                        CFC AVIATION COMPANY, L.L.C.
                               ("Jet Center")

                             CFC AVIATION, INC.
                           a Delaware corporation
                                   ("CFC")

                         CARLISLE ENTERPRISES, L.P.
                       a Delaware limited partnership
                                ("Carlisle")

                    FIRST CAPITAL CORPORATION OF CHICAGO
                           an Illinois corporation

                                     and

                          CROSS CREEK PARTNERS III
                       an Illinois general partnership




 _________________________________________________________________
 _________________________________________________________________

           2                  TABLE OF CONTENTS
                              -----------------

                                  ARTICLE I

                                 DEFINITIONS
                                   -----------
Section 1.  Certain Definitions . . . . . . . . . . . . . . . . . . . .   2

                                 ARTICLE II

                         PURCHASE AND SALE OF ASSETS
                           ---------------------------
Section 2.1.  Purchase and Sale of Assets . . . . . . . . . . . . . . .   9
Section 2.2.  Purchase Price and Payment for Assets . . . . . . . . . .   9
Section 2.3.  Assumption of Assumed Obligations . . . . . . . . . . . .  10
Section 2.4.  Adjustments to Cash Consideration.. . . . . . . . . . . .  11
Section 2.5.  Closing Holdback. . . . . . . . . . . . . . . . . . . . .  13
Section 2.6.  Instruments of Transfer . . . . . . . . . . . . . . . . .  14
Section 2.7.  Allocation of Purchase Price. . . . . . . . . . . . . . .  14
Section 2.8.  Transfer Taxes and Costs. . . . . . . . . . . . . . . . .  14
Section 2.9.  Assignment of Contracts and Rights. . . . . . . . . . . .  14
Section 2.10. Compliance with Bulk Transfer Laws. . . . . . . . . . . .  15
Section 2.11. Escrow Agreement. . . . . . . . . . . . . . . . . . . . .  15
Section 2.12. Schedules to Agreement. . . . . . . . . . . . . . . . . .  15

                                 ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------
Section 3.1.  Organization and Good Standing. . . . . . . . . . . . . .  16
Section 3.2.  Execution and Effect of Agreement . . . . . . . . . . . .  16
Section 3.3.  Restrictions. . . . . . . . . . . . . . . . . . . . . . .  17
Section 3.4.  Consents. . . . . . . . . . . . . . . . . . . . . . . . .  17
Section 3.5.  Financial Statements. . . . . . . . . . . . . . . . . . .  17
Section 3.6.  Capitalized Lease Obligations . . . . . . . . . . . . . .  18
Section 3.7.  No Undisclosed Liabilities. . . . . . . . . . . . . . . .  18
Section 3.8.  Litigation. . . . . . . . . . . . . . . . . . . . . . . .  19
Section 3.9.  Subsidiaries; Investments . . . . . . . . . . . . . . . .  19
Section 3.10. Real Properties; Absence of Encumbrances. . . . . . . . .  19
Section 3.11. Intellectual Property . . . . . . . . . . . . . . . . . .  21
Section 3.12. Contracts . . . . . . . . . . . . . . . . . . . . . . . .  22
Section 3.13. AlliedSignal Agreements . . . . . . . . . . . . . . . . .  23
Section 3.14. Guarantees. . . . . . . . . . . . . . . . . . . . . . . .  24
Section 3.15. Employee Benefit and Employment Matters . . . . . . . . .  24
Section 3.16. Tax Matters . . . . . . . . . . . . . . . . . . . . . . .  27
Section 3.17. Environmental Matters . . . . . . . . . . . . . . . . . .  28
Section 3.18. Compliance With Laws. . . . . . . . . . . . . . . . . . .  29
Section 3.19. Licenses and Permits. . . . . . . . . . . . . . . . . . .  29
Section 3.20. Insurance . . . . . . . . . . . . . . . . . . . . . . . .  29
Section 3.21. Claims of Directors, Officers, Etc. . . . . . . . . . . .  30
Section 3.22. Extraordinary Transactions. . . . . . . . . . . . . . . .  30
Section 3.23. Broker and Finder Fees. . . . . . . . . . . . . . . . . .  31
Section 3.24. Assets. . . . . . . . . . . . . . . . . . . . . . . . . .  31
Section 3.25. Related Party Transactions. . . . . . . . . . . . . . . .  32
Section 3.26. No Adverse Change or Conditions . . . . . . . . . . . . .  32
Section 3.27. Product and Service Warranty. . . . . . . . . . . . . . .  32
Section 3.28. Interstate Commerce Act . . . . . . . . . . . . . . . . .  32
Section 3.29. Adequate Disclosure . . . . . . . . . . . . . . . . . . .  33

                                 ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF BUYER AND BUYER'S PARENT
           ----------------------------------------------------------
Section 4.1.  Organization and Good Standing. . . . . . . . . . . . . .  33
Section 4.2.  Execution and Effect of Agreement . . . . . . . . . . . .  33
Section 4.3.  Restrictions. . . . . . . . . . . . . . . . . . . . . . .  34
Section 4.4.  No Consents . . . . . . . . . . . . . . . . . . . . . . .  34
Section 4.5.  No Broker . . . . . . . . . . . . . . . . . . . . . . . .  34
Section 4.6.  UNC Status. . . . . . . . . . . . . . . . . . . . . . . .  34

                                  ARTICLE V

           PRE-CLOSING COVENANTS AND AGREEMENTS OF SELLER AND CFC
             ------------------------------------------------------
Section 5.1.  Status. . . . . . . . . . . . . . . . . . . . . . . . . .  34
Section 5.2.  Access to Information . . . . . . . . . . . . . . . . . .  34
Section 5.3.  Conduct of Business to Closing. . . . . . . . . . . . . .  35
Section 5.4.  Consents. . . . . . . . . . . . . . . . . . . . . . . . .  37
Section 5.5.  Certain Employee Benefit Matters. . . . . . . . . . . . .  37
Section 5.6.  Public Statements . . . . . . . . . . . . . . . . . . . .  37
Section 5.7.  Update of Disclosure. . . . . . . . . . . . . . . . . . .  37
Section 5.8.  H-S-R Act Filings . . . . . . . . . . . . . . . . . . . .  38
Section 5.9.  Employee Matters. . . . . . . . . . . . . . . . . . . . .  38
Section 5.10. Financial Statements. . . . . . . . . . . . . . . . . . .  38
Section 5.11. Closing Conditions. . . . . . . . . . . . . . . . . . . .  40

                                 ARTICLE VI
                PRE-CLOSING COVENANTS AND AGREEMENTS OF BUYER
                  ---------------------------------------------
Section 6.1.  Public Statements . . . . . . . . . . . . . . . . . . . .  40
Section 6.2.  Consents. . . . . . . . . . . . . . . . . . . . . . . . .  40
Section 6.3.  H-S-R Act Filings . . . . . . . . . . . . . . . . . . . .  40
Section 6.4.  Employees . . . . . . . . . . . . . . . . . . . . . . . .  40

                                 ARTICLE VII

                CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER
                  --------------------------------------------
Section 7.1.  Representations and Warranties True . . . . . . . . . . .  41
Section 7.2.  Covenants and Agreements--No Default. . . . . . . . . . .  41
Section 7.3.  Certificate . . . . . . . . . . . . . . . . . . . . . . .  41
Section 7.4.  Employment Agreements . . . . . . . . . . . . . . . . . .  41
Section 7.5.  No Material Adverse Change. . . . . . . . . . . . . . . .  41
Section 7.6.  Seller Consents/Certain Assurances. . . . . . . . . . . .  42
Section 7.7.  Buyer Consents. . . . . . . . . . . . . . . . . . . . . .  42
Section 7.8.  No Injunction . . . . . . . . . . . . . . . . . . . . . .  42
Section 7.9.  Closing Documents . . . . . . . . . . . . . . . . . . . .  43
Section 7.10. Financing . . . . . . . . . . . . . . . . . . . . . . . .  43
Section 7.11. Due Diligence . . . . . . . . . . . . . . . . . . . . . .  43
Section 7.12. Board Approval. . . . . . . . . . . . . . . . . . . . . .  43
Section 7.13. H-S-R Approval. . . . . . . . . . . . . . . . . . . . . .  43
Section 7.14. Financial Statements. . . . . . . . . . . . . . . . . . .  43

                                ARTICLE VIII

                CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER
                  ---------------------------------------------
Section 8.1.  Representations and Warranties True . . . . . . . . . . .  44
Section 8.2.  Covenants and Agreements--No Default. . . . . . . . . . .  44
Section 8.3.  Certificate . . . . . . . . . . . . . . . . . . . . . . .  44
Section 8.4.  No Injunction . . . . . . . . . . . . . . . . . . . . . .  44
Section 8.5.  Closing Documents . . . . . . . . . . . . . . . . . . . .  45
Section 8.6.  H-S-R Approval. . . . . . . . . . . . . . . . . . . . . .  45

                                 ARTICLE IX

                                   CLOSING
                                     -------
Section 9.1.  Closing . . . . . . . . . . . . . . . . . . . . . . . . .  45
Section 9.2.  Documents to be Delivered by Sellers. . . . . . . . . . .  45
Section 9.3.  Documents to be Delivered by Buyer. . . . . . . . . . . .  46
Section 9.4.  Fee for Delayed Closing . . . . . . . . . . . . . . . . .  47

                                  ARTICLE X

                                 TERMINATION
                                   -----------
Section 10.1.  Right to Terminate Agreement . . . . . . . . . . . . . .  47
Section 10.2.  Effect of Termination. . . . . . . . . . . . . . . . . .  49
Section 10.3.  Survival of Covenants Following Termination. . . . . . .  52

                                 ARTICLE XI

                    POST-CLOSING COVENANTS AND AGREEMENTS
                      -------------------------------------
Section 11.1.  Financial Statements/Preservation of and Access to Information
                  After Closing . . . . . . . . . . . . . . . . . . . .  52
Section 11.2.  Employee Benefit Matters . . . . . . . . . . . . . . . .  53
Section 11.3.  Survival . . . . . . . . . . . . . . . . . . . . . . . .  54
Section 11.4.  Indemnification by Seller. . . . . . . . . . . . . . . .  55
Section 11.5.  Indemnification by Buyer . . . . . . . . . . . . . . . .  59
Section 11.6.  Confidentiality. . . . . . . . . . . . . . . . . . . . .  60
Section 11.7.  Restrictive Covenants of Seller and CFC. . . . . . . . .  61
Section 11.8.  Change of Names. . . . . . . . . . . . . . . . . . . . .  63
Section 11.9.  Specific Performance and Injunctive Relief . . . . . . . .63


                                 ARTICLE XII

                                MISCELLANEOUS
                                  -------------
Section 12.1.  Power of Attorney. . . . . . . . . . . . . . . . . . . .  64
Section 12.2.  Expenses . . . . . . . . . . . . . . . . . . . . . . . .  64
Section 12.3.  Entire Agreement . . . . . . . . . . . . . . . . . . . .  64
Section 12.4.  Amendment and Waiver . . . . . . . . . . . . . . . . . .  64
Section 12.5.  Binding Agreement and Successors . . . . . . . . . . . .  65
Section 12.6.  Assignment . . . . . . . . . . . . . . . . . . . . . . .  65
Section 12.7.  No Third Party Beneficiaries . . . . . . . . . . . . . .  65
Section 12.8.  Notices. . . . . . . . . . . . . . . . . . . . . . . . .  65
Section 12.9.  Further Assurances . . . . . . . . . . . . . . . . . . .  66

Section 12.10. Article and Section Headings . . . . . . . . . . . . . .  66
Section 12.11. Governing Law. . . . . . . . . . . . . . . . . . . . . .  67
Section 12.12. Construction . . . . . . . . . . . . . . . . . . . . . .  67
Section 12.13. Counterparts . . . . . . . . . . . . . . . . . . . . . .  67
Section 12.14. Exhibits and Schedules . . . . . . . . . . . . . . . . .  67

                                  SCHEDULES
                                    ---------

Schedule 1.0      Required Consents
Schedule 2.1      Assets
Schedule 2.4      Personal Property Lease Obligations
Schedule 2.7      Allocation of Purchase Price
Schedule 3.3      Restrictions
Schedule 3.4      Seller Consents
Schedule 3.6      Capitalized Lease Obligations
Schedule 3.7      Undisclosed Liabilities
Schedule 3.8      Litigation
Schedule 3.9      Subsidiaries; Investments
Schedule 3.10     Real Properties; Absence of Encumbrances
Schedule 3.11     Intellectual Property
Schedule 3.12     Contracts
Schedule 3.13     AlliedSignal Agreements
Schedule 3.14     Guarantees
Schedule 3.15     Employee Benefit and Employment Matters
Schedule 3.16     Tax Matters
Schedule 3.17     Environmental Matters
Schedule 3.18     Compliance with Laws
Schedule 3.19     Licenses and Permits
Schedule 3.20     Insurance
Schedule 3.21     Claims of Directors, Officers, Etc.
Schedule 3.22     Extraordinary Transactions
Schedule 3.23     Broker and Finder Fees
Schedule 3.24     Assets
Schedule 3.25     Related Party Transactions
Schedule 3.26     Adverse Changes or Conditions
Schedule 3.27     Product and Service Warranty
Schedule 4.4      Buyer Consents
Schedule 4.5      No Broker
Schedule 11.7     Restrictive Covenants of Seller and CFC

                                  EXHIBITS
                                    --------
Exhibit A         Description of Business
Exhibit B         Form of Assumption Agreement
Exhibit C         Form of Employment Agreement
Exhibit           Form of Escrow Agreement
Exhibit E         Financial Statements
Exhibit F         Form of Opinion of Seller's Counsel
Exhibit G-1       Form of Opinion of Buyer's Counsel
Exhibit G-2       Form of Opinion of Richard H. Lange

                          ASSET PURCHASE AGREEMENT
                            ------------------------

      THIS ASSET PURCHASE AGREEMENT (together with the Schedules and Exhibits hereto, this "Agreement") is made and entered into as of the 15th day of January, 1996, by and among UNC INCORPORATED, a Delaware corporation with its principal place of business at 175 Admiral Cochrane Drive, Annapolis, Maryland 21401 ("Buyer's Parent"), UNC/CFC ACQUISITION CO., a Delaware corporation with its principal place of business at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 ("Buyer"), CFC AVIATION SERVICES, L.P., a Delaware limited partnership, with its principal place of business at 432 N. 44th Street, Suite 340, Phoenix, Arizona 85008 ("Garrett"), CFC AVIATION COMPANY, L.L.C., a Delaware limited liability company with its principal place of business at 16300 Daily Drive, Van Nuys, California 91406 ("Jet Center") and CFC AVIATION, INC., a Delaware corporation with its principal place of business at 432 N. 44th Street, Suite 340, Phoenix, Arizona 85008 ("CFC"), CARLISLE ENTERPRISES, L.P., a Delaware limited partnership with its principal place of business at 7777 Fay Avenue, La Jolla, California 92037 ("Carlisle"), FIRST CAPITAL CORPORATION OF CHICAGO, an Illinois corporation, and CROSS CREEK PARTNERS III, an Illinois general partnership, each with its principal place of business at Three First National Plaza, Chicago, Illinois 60670.

      Certain capitalized terms used herein without definition have the meanings given to such terms in Article I of this Agreement. Unless the context otherwise requires, all references in this Agreement to "Seller" or "Sellers" shall be construed to mean each and both of Garrett and Jet Center. Unless the context otherwise requires, First Capital Corporation of Chicago and Cross Creek Partners III are collectively referred to herein as "First Chicago").

                            W I T N E S S E T H:
                              - - - - - - - - - -
      WHEREAS, Sellers are engaged in the business described on Exhibit A to this Agreement; and

      WHEREAS, subject to the conditions set forth in this Agreement, Buyer desires to purchase from Sellers, pursuant to and in accordance with the terms of this Agreement, substantially all of the assets, business, rights and properties of Sellers and to assume certain of the liabilities and obligations of Sellers; and

      WHEREAS, subject to the conditions set forth in this Agreement, Sellers desire to sell, assign, transfer and deliver to Buyer, pursuant to and in accordance with the terms of this Agreement, substantially all of their assets, business, rights and properties;

      WHEREAS, CFC is the corporate general partner of Garrett and the managing member of Jet Center and desires to enter into this Agreement for the purpose of making certain covenants and agreements in favor of Buyer;

      WHEREAS, Carlisle and First Chicago have entered into this Agreement solely for the purpose of making the covenants contained in Section 11.7 hereof; and

      WHEREAS, Buyer's Parent owns, indirectly, all of the outstanding shares of capital stock of Buyer and desires to enter into this Agreement for the purpose of making certain covenants in favor of the Sellers;

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                  ARTICLE I

                                 DEFINITIONS
                                   -----------
      Section 1. Certain Definitions. The following terms, when used in capitalized form in this Agreement, shall have the following meanings:

      "Affiliate" shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question. For purposes of determining whether a Person is an Affiliate, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of securities, contract or otherwise.

      "AlliedSignal" shall mean AlliedSignal Inc., a Delaware corporation, and its Affiliates.

      "AlliedSignal Purchase Agreement" shall mean that certain Asset and Stock Purchase Agreement dated as of May 26, 1994 (and as amended pursuant to Amendment No. 1 thereto dated as of June 30, 1994), and as amended in the manner contemplated by Schedule 3.13 to this Agreement, by and between AlliedSignal and Garrett, a true and correct copy of which Garrett has delivered previously to Buyer together with all agreements related thereto including, without limitation, a Licensed Proprietary Rights Agreement and Noncompetition Agreement, true and correct copies of which Garrett has delivered previously to Buyer.

      "Applicable Laws" shall mean any laws, statutes, ordinances, codes, rules, regulations, standards, rulings, decrees, orders or other requirements of any Governmental Authority that are applicable to the business, assets or properties of a Seller.

      "ASE Operating Agreement" shall mean that certain Allied- Signal Engine Division Operating Agreement dated as of June 30, 1994, and as amended in the manner contemplated by Schedule 3.13 to this Agreement, by and between Garrett and AlliedSignal, a true and correct copy of which Garrett has delivered previously to Buyer.

      "Assets" shall have the meaning set forth in Section 2.1.

      "Assumed Obligations" shall have the meaning set forth in Section 2.3.

      "Assumption Agreement" shall mean the Assumption Agreement to be executed and delivered by the Sellers and Buyer at the Closing in the form attached hereto as Exhibit B.

      "Balance Sheet" shall mean the unaudited combined balance sheet of the Sellers as of October 31, 1995.

      "Benefit Arrangements" shall mean all life and health benefits, hospitalization, savings, bonus, deferred compensation, profit sharing, incentive compensation, severance pay, disability, sick pay, vacation pay, stock option, award or similar plans, and fringe benefit plans, individual employment and severance contracts and other policies and practices, whether written or oral, providing employee or executive compensation or benefits to Employees or their dependents, other than Employee Benefit Plans.

      "Business" shall mean the trade and business of each Seller as conducted prior to the Closing and as described on Exhibit A to this Agreement.

      "Buyer Group" shall mean Buyer, Buyer's Parent and any Affiliate of Buyer or Buyer's Parent.

      "Buyer Losses" shall have the meaning set forth in Section 11.4(a).

      "Carlisle Affiliates" shall mean Carlisle Enterprises L.P., a Delaware limited partnership, Carlisle CFC Holding L.P., a Delaware limited partnership, Carlisle Fiberite Holding L.P., a Delaware limited partnership and James Carlisle, Dennis Dunn, Dale Ziegler and David Canedo, individuals (but specifically excluding George Leisz and Harry Todd).

      "Cash Consideration" shall have the meaning set forth in Section 2.2.

      "Cash Equivalents" shall mean cash deposit accounts, short-term commercial paper, and other items commonly understood to constitute cash equivalents.

      "CFC" shall mean CFC Aviation Services, Inc., a Delaware corporation, the corporate general partner of Garrett and the managing member of Jet Center.

      "Closing" shall mean the consummation of the events described in
ARTICLE IX.

      "Closing Balance Sheet" shall mean the audited combined balance sheet of Sellers as of the Closing Date.

      "Closing Date" shall mean the date on which the Closing shall occur.

      "Closing Holdback" shall mean the amount of $3,000,000, which shall be deposited with the Escrow Agent by Buyer on the Closing Date pursuant to
Section 2.5 and administered and disbursed by the Escrow Agent as provided in the Escrow Agreement.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Collateral Agreements" shall mean the Escrow Agreement, the Employment Agreement and the Assumption Agreement.

      "Contest" shall mean any administrative or judicial Tax audit, examination, proceeding or litigation involving any Tax Authority.

      "Contested Claim" shall have the meaning set forth in Section 11.4(d).

      "Contracts" shall mean all contracts, agreements, leases, arrangements, commitments or understandings, whether oral or written, express or implied, executed or executory, now existing or hereafter entered into, to which a Seller is a party or is otherwise legally bound; provided, however, that

"Contracts" shall not include any Benefit Arrangements or Employee Benefit
Plans.

      "Definitive Agreement Break-Up Fee" shall mean the amount of $4,000,000 which may become due and payable by Buyer in accordance with the terms of
Section 10.2.

      "Delayed Closing Fee" shall mean the amount of $5,000,000, which may become due and payable by Buyer to the Sellers and CFC, collectively, pursuant to and in accordance with Section 9.4.

      "De Minimus Claim" shall have the meaning set forth in Section 11.5(c).

      "DOL" shall mean the United States Department of Labor.

      "Employee Benefit Plans" shall mean each "employee benefit plan," as defined in Section 3(3) of ERISA, maintained or contributed to by Seller or any of its ERISA Affiliates, which provides benefits to Employees or their dependents but excluding Multiemployer Plans.

      "Employees" shall mean all current employees, former employees and retired employees of each Seller.

      "Employment Agreement" shall mean the Employment Agreement to be executed and delivered by Buyer and L. David Clemons at the Closing in the form attached hereto as Exhibit C.

      "Encumbrance" shall mean any interest or equity of any Person, including, without limitation, any right to acquire, option, right of preemption, or any mortgage, lease, charge, pledge, lien, encumbrance, assignment, hypothecation, security interest, title retention, claim, covenant, condition, easement or any other security agreement or arrangement or any restriction of any kind or character, except that "Encumbrance" shall not include liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, arising in the ordinary course of the Business and the assertion of which would not have a Material Adverse Effect on the Business.

      "Environmental Laws" shall mean any laws, statutes, regulations, rules, orders, consents, decrees, or requirements of any Governmental Authority, which relate to or otherwise impose liability or standards of conduct concerning discharges or releases of any pollutants, contaminants or hazardous or toxic wastes, substances or materials into ambient air, water or land, or otherwise relating to the manufacture, operation, maintenance, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of Hazardous Materials, including (but not limited to) the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act of 1978, as amended; any other so-called "Superfund" or "Superlien" law; the Clean Water Act, Clean Air Act, or any other similar federal, state or local statutes in the United States or elsewhere.

      "Escrow Agent" shall mean the Bank of America.

      "Escrow Agreement" shall mean the Escrow Agreement by and among the Escrow Agent, Seller and Buyer in the form attached hereto as Exhibit D.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Affiliate" shall mean any Person that is treated as a single employer with the Person in question under Section 414(b), (c), (m) or (o) of the Code.

      "Excluded Assets" shall mean (i) all cash, bank accounts and Cash Equivalents of Seller, and (ii) amounts payable to a Seller (including loans and intercompany accounts receivables) by CFC or any Affiliate of a Seller. Notwithstanding the foregoing, an amount payable by one Seller to the other Seller shall not be an Excluded Asset to the extent that an equal offsetting liability in respect to such asset is set forth on the Closing Balance Sheet.

      "Excluded Liabilities" shall have the meaning set forth in Section
2.3(c).

      "Final Net Asset Value" shall mean the total book value of the assets of Sellers (other than the Excluded Assets) minus the total book value of the liabilities of Sellers (other than the Excluded Liabilities) as determined in accordance with Section 2.4(b).

      "Financial Statements" shall have the meaning set forth in Section 3.5.

      "GAAP" shall mean generally accepted accounting principles in effect in the United States on the date of this Agreement.

      "Governmental Authority" shall mean any government or state (or any subdivision thereof), whether domestic, foreign or multinational, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

      "Guarantees" shall mean any obligations, contingent or otherwise, of a Person in respect of any indebtedness, obligation or liability of another Person, including but not limited to, direct or indirect guarantees, endorsements (except for collection or deposit in the ordinary course of business), notes co-made or discounted, recourse agreements, take-or-pay agreements, keep-well agreements, agreements to purchase or repurchase such indebtedness, obligation or liability or any security therefor or to provide funds for the payment or discharge thereof, agreements to maintain solvency, assets, level of income, or other financial condition, and agreements to make payment other than for value received.

      "Hazardous Materials" shall mean any flammable explosives, radioactive materials, hazardous waste, toxic substances or related materials, including, without limitation, asbestos, PCBs, petroleum product, urea-formaldehyde (in situations where considered hazardous or toxic), radon, and any substances defined as or included in the definition of (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensa-tion and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any "toxic substance" as defined by the Toxic Substances Control Act, as amended from time to time, and regulations promulgated thereunder; (d) any substance or matter (including but not limited to underground storage tanks), the presence of which is prohibited or regulated under any Applicable Laws; and (e) any other substance, pollutant, contaminant, chemical, or industrial toxic or hazardous substances or waste, including without limitation hazardous materials, which is prohibited or is otherwise regulated by any Applicable Laws.

      "H-S-R Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "H-S-R Approval" shall mean the date on which the waiting period required by the H-S-R Act expires or the Federal Trade Commission or the Department of Justice provides notice of early termination of such waiting period to Buyer or Sellers, whichever occurs earlier.

      "IRS" shall mean the United States Internal Revenue Service.

      "Income Taxes" shall mean any income, gross receipts, gains, net worth, surplus, franchise or withholding taxes (including interest, penalties or other additions to Tax) imposed by a Tax Authority.

      "Independent Accountants" shall have the meaning set forth in
Section 2.4.

      "Intellectual Property" shall mean any and all design registrations, patents, patent applications, trademarks, trademark registrations and applications therefor, service marks, service mark registrations and applications therefor, copyrights, copyright registrations and applications therefor and trade names that are owned by, licensed to, or used by a Seller in its business.

      "Knowledge" shall mean, with respect to a Seller, that the matter referred to is actually known by any one or more of the following persons:
(i) L. David Clemons, James E. Greenslade, Peter M. Hokanson or Dale L. Ziegler, each a member of the executive management of Seller, (ii) John R. Myers, Burton E. McGillivray or James S. Carlisle, each a member of the Executive Committee of the Board of Directors of CFC, or (iii) David N. Roy, Michael L. Durst, Edgar J. Ahrens, James M. Zentgraf, William G. Nielsen and Robert E. Mays, each of which is a Vice President and General Manager of a Seller (each of the persons identified in this clause (iii), a "Hangar Manager").

      "Letter of Intent Break-Up Fee" shall mean the amount of $1,000,000 which may become due and payable by Buyer in accordance with the terms of
Section 10.2 hereof.

      "Material Adverse Effect," when used with reference to a Person or Persons, shall mean a material adverse effect on the business, assets, liabilities, operations, results of operations, financial condition or business prospects (but not including general industry, financial or political events not specific to the business of a Person) of the Person or Persons.

      "Net Asset Value" shall mean the total book value of the assets of Sellers (other than the Excluded Assets) minus the total book value of the Assumed Liabilities of Sellers (other than the Excluded Liabilities).

      "PBGC" shall mean the Pension Benefit Guaranty Corporation.

      "Pension Plan" shall mean any Employee Benefit Plan that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA.

      "Person" shall mean any individual, corporation, unincorporated association, business trust, estate, partnership, limited liability company, limited liability partnership, trust, state, the United States or any other entity.

      "Predecessor Financial Statements" shall have the meaning set forth in
Section 5.10(a).

      "Properties" shall have the meaning set forth in Section 3.10(a).

      "Purchase Price" shall have the meaning set forth in Section 2.2.

      "Required Consents" shall mean the consents, approvals, waivers and authorizations specified on Schedule 1.0 to this Agreement.

      "SEC" shall mean the United States Securities and Exchange Commission.

      "Securities Laws" shall mean the Securities Act of 1933, as amended (and the rules and regulations promulgated thereunder), and the Securities Exchange Act of 1934, as amended, (and the rules and regulations promulgated thereunder).

      "Seller Group" shall mean Garrett, Jet Center, CFC and each other Affiliate of Garrett and Jet Center.

      "Seller Losses" shall have the meaning set forth in Section 11.5.

      "Tax Authority" shall mean a foreign or United States federal, state, or local Governmental Authority having jurisdiction over the assessment, determination, collection or imposition of any Tax, as the context requires.

      "Tax Returns" shall mean all returns (including information returns and amended returns), declarations, reports, claims for refunds, estimates and statements regarding Taxes, required to be filed under Applicable Laws.

      "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including without limitation, all net income, gross income, gross receipts, sales, use, value added, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, windfall profit, alternative or add on minimum, excise, estimated, severance, stamp, occupation, property or other taxes, customs, duties, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Tax Authority.

      "Technology" shall mean all unpatented inventions or discoveries, trade secrets, proprietary information, research records, test information, market surveys, know-how, analysis, processes and procedures, and software and computer programs and source code data relating thereto owned, used by or licensed to Sellers.

                                 ARTICLE II

                         PURCHASE AND SALE OF ASSETS
                           ---------------------------
      Section 2.1. Purchase and Sale of Assets. Subject to the conditions set forth in this Agreement, and pursuant to and in accordance with the terms of this Agreement, (i) each Seller hereby agrees to sell, transfer, assign and deliver to Buyer at the Closing all of its right, title and interest in and to all of its tangible and intangible assets, rights and properties, other than the Excluded Assets, including, without intended limitation, the assets, rights and properties of each Seller that are associated with or used or useful in the Business of the Sellers, and including, without intended limitation, the assets, rights and properties described on Schedule 2.1 to this Agreement (the "Assets"), and (ii) in reliance upon the representations and warranties of the Sellers and CFC made herein and subject to the satisfaction of the conditions set forth herein, Buyer hereby agrees to purchase such Assets at the Closing from the Sellers.

      Section 2.2.  Purchase Price and Payment for Assets.

                  (a) Purchase Price. The entire consideration to be given by Buyer to the Sellers in the aggregate in exchange for the sale, assignment, transfer and delivery of the Assets to Buyer at the Closing (the "Purchase Price") shall be (i) $150,000,000, which amount shall be subject to adjustment at and after the Closing as provided in Sections 2.4(a) and 2.4(c) and paid to the Sellers as provided in Section 2.2(b) (the "Cash Consideration") plus
(ii) the assumption by Buyer at the Closing of the Assumed Obligations.

                  (b) Payment of Cash Consideration on the Closing Date. On the Closing Date, upon satisfaction of all of the conditions precedent to the obligations of Buyer which are set forth in Article VII that have not been waived in writing by Buyer, in consideration of the sale, transfer, assignment and delivery of the Assets to Buyer, Buyer shall pay to the Sellers, at the Closing, by wire transfer to an account of the Sellers designated in writing by Sellers prior to the Closing Date, the aggregate amount of $150,000,000 less (i) the Closing Holdback (which shall be subject to and payable in accordance with Section 2.5) and (ii) the amount of the adjustment that will be made thereto in accordance with Section 2.4(a) in respect of certain lease obligations of Seller assumed by Buyer at the Closing.

      Section 2.3.  Assumption of Assumed Obligations.

                  (a) Assumption. On the Closing Date, upon satisfaction of all of the conditions precedent to the obligations of Buyer which are set forth in Article VII that have not been waived in writing by Buyer, in consideration of the sale, transfer, assignment and delivery of the Assets to Buyer, Buyer shall assume the Assumed Obligations at the Closing, and shall thereafter pay, perform and discharge the Assumed Obligations in the ordinary course of business from and after the Closing Date in accordance with their respective terms and the terms of the Assumption Agreement. Notwithstanding the foregoing, each Seller shall retain all of, and Buyer shall not acquire or assume or otherwise be liable or responsible for any of, the Excluded Liabilities. Each Seller shall perform, pay, discharge and satisfy all Excluded Liabilities from and after the Closing in accordance with their respective terms and CFC shall cause each Seller to comply with their obligations hereunder.

                  (b) Assumed Obligations. For purposes of this Agreement, the term "Assumed Obligations" shall mean and include all of the obligations, liabilities and commitments of each Seller arising out of the business of each Seller, whether known, contingent or arising in the future, with respect to matters occurring prior to the Closing Date; including without limitation, obligations which (i) arise out of, or under, the Contracts, (ii) constitute trade accounts payable of Seller reflected on the Balance Sheet or which arise in the ordinary course of business of Seller prior to the Closing and which are of a type consistent with the trade accounts payable reflected on the Balance Sheet, and (iii) all capitalized lease obligations of Seller which are reflected on the Balance Sheet or which arise in the ordinary course of business of Seller prior to the Closing and which are of a type consistent with the capitalized lease obligations set forth on the Balance Sheet (to the extent, and only to the extent, that the Cash Consideration has been reduced in respect of such capitalized lease obligations in accordance with Section 2.4(a) of this Agreement); provided, however, that in no event shall the Assumed Obligations include any Excluded Liabilities.

                  (c) Excluded Liabilities. For purposes of this Agreement, the term "Excluded Liabilities" shall mean and include (i) the obligations and liabilities of Seller in respect of borrowed money, current portions of long-term bank financing, and long-term bank financing, (ii) any of the Sellers' liabilities or obligations under this Agreement or any of the Exhibits hereto,
(iii) any of the Sellers' liabilities for expenses or fees incurred by the Sellers in connection with the negotiation, preparation, approval and authorization of the execution and delivery of this Agreement, any of the Collateral Agreements or the consummation of any the transactions contemplated hereby or thereby, (iv) except as otherwise set forth in Section 2.8, any liabilities or obligations (including Taxes) of a Seller which arise in connection with or relate to the consummation of the transactions contemplated by this Agreement, (v) liabilities, amounts or obligations payable by Jet Center to CFC, Garrett or any Affiliate thereof; or (vi) amounts or obligations payable by Garrett to Jet Center, CFC or any Affiliate thereof; provided, however, that an amount or obligation identified in clauses (v) and
(vi) shall not constitute an Excluded Liability to the extent that it represents an amount payable by a Seller to the other Seller and an equal offsetting asset in respect of such amount is set forth on the Closing Balance Sheet.

      Section 2.4.  Adjustments to Cash Consideration.

                  (a) Personal Property Lease Obligations. The Cash Consideration shall be reduced at the Closing by an amount equal to certain liabilities assumed by Buyer at the Closing in respect of certain lease obligations of each of the Sellers. The amount of the Purchase Price reduction shall be determined on the basis set forth on Schedule 2.4 to this Agreement.

                  (b)  Preparation of Closing Balance Sheet.

                              (i)  As promptly as practicable following the
Closing Date, but in no event later than 60 days after the Closing Date, the Sellers shall deliver to Buyer (a) the Closing Balance Sheet, which shall be prepared in accordance with GAAP, consistently applied, and on a basis consistent with the principles, methods and policies used in the preparation of the combined balance sheet of Sellers at December 31, 1994 included in the Financial Statements and the Balance Sheet (to the extent that such principles, methods, and policies are consistent with and proper under GAAP), accompanied by a favorable audit opinion of Ernst & Young, and (b) a statement of the Net Asset Value of Seller shown on the Closing Balance Sheet.

                              (ii)  Each Seller shall provide, and shall cause
Ernst & Young to provide, Buyer (and its employees, accountants and other representatives) with full, complete and contemporaneous access to the work papers, schedules or other documents prepared by or on behalf of the Seller in connection with the preparation of the Financial Statements, the Balance Sheet and the Closing Balance Sheet. Each Seller also shall permit Buyer (and its employees, accountants and other representatives) to consult with the Seller (and its employees), and shall cause Ernst & Young to permit Buyer (and its employees, accountants and other representatives) to consult with Ernst
& Young and its employees, on a contemporaneous basis in connection with the preparation of the Closing Balance Sheet. Each Seller (and its employees, accountants and representatives) shall cooperate fully with Buyer in furnishing all information and documents reasonably requested by Buyer (or its employees, accountants or representatives) in connection with the preparation of the Closing Balance Sheet, and shall consult with Buyer (and its employees, accountants or representatives) in connection with the preparation of the Closing Balance Sheet.

                              (iii)  In the event that Buyer disputes the
correctness of the Closing Balance Sheet or the statement of the Net Asset Value of the Sellers provided by the Sellers, Buyer shall notify the Sellers in writing of its objections within 20 business days after its receipt of the Closing Balance Sheet and shall describe, in reasonable detail, the reasons for Buyer's objections. If Buyer fails to deliver a notice of objection to the Sellers within such 20-day period, Buyer shall be deemed to have accepted the Closing Balance Sheet and the statement of the Net Asset Value of Seller provided to Buyer by Sellers. If, however, Buyer delivers a notice of objection to the Sellers within such 20-day period, Buyer and Sellers shall endeavor in good faith to resolve any disputed items within 10 business days after the date of Sellers' receipt of Buyer's notice of objection. In the event that Buyer and Sellers are unable to resolve any items in dispute relating to the Closing Balance Sheet and the statement of Net Asset Value provided to Buyer by Sellers, Buyer and Sellers shall select a nationally known independent accounting firm (the "Independent Accountants") to resolve all items remaining in dispute, and the determination of the Independent Accountants in respect of such items shall be conclusive and binding on the parties. The Independent Accountants shall be instructed by Sellers and Buyer to prepare and deliver to Sellers and Buyer, after resolving any items in dispute between Sellers and Buyer, a balance sheet of Sellers as of the Closing Date reflecting its resolution of all issues in dispute and a statement of the Net Asset Value of Sellers shown thereon.

                              (iv)  The Net Asset Value of the Sellers as
finally determined pursuant to this Section 2.4(b) (whether by failure of Buyer to deliver a notice of objection to Sellers, by the agreement of the parties or by the final determination of the Independent Accountants) shall be deemed to be, and shall be referred to herein as, the "Final Net Asset Value."

                              (v)  Sellers shall bear, and be solely
responsible for, all of their costs and expenses incurred in connection with the preparation of the Closing Balance Sheet; provided, however, that Seller shall not be responsible for costs and expenses associated with individuals who become and remain Buyer's employees following Closing. The Sellers and Buyer shall each bear, and be responsible for, the costs and expenses incurred by each of them (including the fees and expenses of their respective accounting firms) in connection with their review of the Closing Balance Sheet. If the Independent Accountants are engaged, the fees and expenses of the Independent Accountants will be paid (i) by the Sellers in the event the review of the Independent Accountants results in a negative variance of more than ten percent (10%) in the disputed item or the aggregate of the disputed items from the amount(s) represented by the Sellers and favorable to the Buyer; and (ii) by Buyer in the event the review of the Independent Accountants does not reveal such a variance.

                              (vi)  Buyer acknowledges that from and after the
Closing Date the employees of Sellers shall be the employees of Buyer and the Assets, including books and records of the Sellers shall be the property of Buyer. Accordingly, Buyer shall make each of Sellers' former employees who accepts employment with Buyer and Sellers' books and records acquired by Buyer available to the Sellers, its advisors and representatives and to Ernst & Young at such time and from time to time as shall be necessary to allow each Seller to comply with its obligations under this Section 2.4(b) and elsewhere in this Agreement and its obligations under any Applicable Law with respect to matters occurring prior to the Closing Date.

                  (c)  Final Net Asset Value Adjustment.

                              (i)  If the Final Net Asset Value is less than
$47,075,000, then the Cash Consideration shall be decreased by an amount equal to the difference between $47,075,000 and the Final Net Asset Value, and the amount of such difference shall be paid by Sellers to Buyer as provided in this Section 2.4(c).

                              (ii)  If the Final Net Asset Value is greater
than $47,575,000, then the Cash Consideration shall be increased by an amount equal to the difference between the Final Net Asset Value and $47,575,000, and the amount of such difference shall be paid by Buyer to Sellers as provided in this Section 2.4(c).

                              (iii)  All payments contemplated by this
Section 2.4(c) shall be made within three (3) business days of the date on which the Final Net Asset Value is finally determined. All payments shall be made by wire transfer of immediately available funds to an account or accounts designated by the party entitled to receive any such payment. Sellers shall retain not less than $2 million to cover their obligations under this Section 2.4(c) and shall not distribute such funds to any Affiliates until the Final Net Asset Value has been finally determined. CFC covenants and agrees that it shall contribute capital to Sellers following Closing to the extent that the $2 million amount is not sufficient to satisfy Sellers' obligations hereunder.

      Section 2.5. Closing Holdback. On the Closing Date, upon satisfaction of all of the conditions precedent to the obligations of Buyer which are set forth in Article VII that have not been waived in writing by Buyer, Buyer shall deliver the Closing Holdback to the Escrow Agent, as escrow agent for the benefit of the Sellers and Buyer, by wire transfer to an account designated by the Escrow Agent prior to the Closing Date. The Closing Holdback shall be administered and disbursed by the Escrow Agent as provided in the Escrow Agreement.

      Section 2.6. Instruments of Transfer. On the Closing Date, upon satisfaction of all of the conditions precedent to the obligations of the Sellers which are set forth in Article VIII that have not been waived in writing by Sellers, Sellers shall execute and deliver to Buyer such warranty bills of sale, warranty deeds, assignments, certificates of title, and other documents and instruments of transfer and title, individually or in bulk as

Buyer may reasonably request, in such form as may be required by the laws of any jurisdiction which may be applicable thereto, all as may be requested by Buyer in order to evidence the sale, assignment, transfer and delivery of the Assets to Buyer at the Closing. The Sellers also shall, without the payment of any further consideration by Buyer, execute and deliver from time to time after the Closing, such further warranty bills of sale, warranty deeds, assignments, certificates of title, and other documents of title and transfer as may be reasonably requested by Buyer in order to evidence more effectively or fully the sale, assignment, transfer and delivery of the Assets to Buyer at the Closing.

      Section 2.7. Allocation of Purchase Price. The Purchase Price shall be allocated among each of the Sellers' and the Assets as set forth in
Schedule 2.7 to this Agreement. Buyer and each of the Sellers agree that the allocation of the Purchase Price has been negotiated between them and is consistent with the value of the Assets. Buyer and each of the Sellers further agree that the allocation of the Purchase Price may be adjusted following the Closing to reflect the adjustments to the Cash Consideration made pursuant to the terms of this Agreement, but that any such adjustment shall be reflected by a ratable adjustment to each category of Assets set forth in the allocation of the Purchase Price on Schedule 2.7. Buyer and each of the Sellers further agree that the allocation of the Purchase Price, as finally adjusted, shall be used consistently by each of them in any Tax Returns filed by either of them following the Closing, including any filings required by Section 1060 of the Code.

      Section 2.8. Transfer Taxes and Costs. Buyer on the one hand and the Sellers on the other hand shall pay one-half of all Taxes (including sales taxes), stamp duties, notarial, registration and recording fees resulting from or relating to the transfer of the Assets to Buyer at the Closing (other than Income Taxes and Taxes on, relating to or measured by income or gains which shall be the sole and exclusive obligation and liability of the Sellers and CFC and borne exclusively by the Sellers and CFC or their Affiliates). Buyer shall prepare all sales tax returns and provide them to Seller five business days prior to the filing of such returns. Buyer shall consult in good faith with Seller in the preparation of the sales tax returns. Seller shall pay to Buyer 50% of the tax due at least one full business day prior to the date such tax must be remitted.

      Section 2.9. Assignment of Contracts and Rights. This Agreement shall not constitute an agreement to purchase or assign any Asset or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would adversely affect the rights of Buyer thereunder. Each of the Sellers and the Buyer will use their reasonable efforts to obtain the consent of the other parties to the assignment of any such Asset or any claim or right to any benefit arising thereunder as Buyer may reasonably request. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of a Seller or Buyer thereunder so that Buyer would not in fact receive all such rights, the affected Seller and Buyer will cooperate in a mutually agreeable arrangement for a period of up to 90 days following Closing under which Buyer would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including subcontracting, sub-licensing, or sub-leasing to Buyer, or under which the affected Sellers would enforce for the benefit of Buyer, with Buyer assuming such Seller's obligations, any and all rights of such Seller against the other party thereto. Sellers will promptly pay to Buyer when received all monies received by either Seller under any Asset or any claim or right or any benefit arising thereunder.

      Section 2.10. Compliance with Bulk Transfer Laws. Prior to, at and after the Closing, the Sellers and Buyer shall duly and timely take all actions and execute all instruments necessary to comply fully with the provisions of the Uniform Commercial Code Bulk Transfers and similar laws which may be applicable in various jurisdictions in connection with the transactions contemplated by this Agreement.

      Section 2.11. Escrow Agreement. At the Closing, Buyer and each Seller shall execute and deliver the Escrow Agreement.

      Section 2.12. Schedules to Agreement. Sellers have delivered to Buyer Schedules 3.3; 3.4; 3.6; 3.7; 3.8; 3.12; 3.13; 3.15; 3.17; 3.18; 3.22 and 3.26
to this Agreement. As soon as practicable, but in no event later than the last to occur of (i) the date which is ten (10) days after the date of this Agreement, or (ii) January 31, 1996, the Sellers shall provide to Buyer the remaining Schedules referenced in Article III of this Agreement (or which are otherwise contemplated to be prepared and delivered by the Sellers) and any updates to the Schedules as originally delivered (such Schedules and updates to the previously delivered Schedules shall be referred to collectively as the "Remaining Schedules"). Notwithstanding the foregoing, Sellers shall not be entitled to update Schedule 3.13(a) (except is response to the last sentence of Section 3.13(a)) or 3.13(d) during such period. The Remaining Schedules shall be responsive to the matters to be disclosed on the particular Schedules and shall be accompanied by a notice from the Sellers to Buyer stating that the Remaining Schedules are in final form. Buyer shall review the Remaining Schedules and determine, in its sole but reasonable discretion, the adequacy and the acceptability to Buyer of the disclosures and the content and substance of the matters set forth or referenced in the Schedules. Buyer shall provide notice to the Sellers, within ten (10) days of receiving the Schedules, of its acceptance or rejection of the Remaining Schedules (it being understood that Buyer shall be entitled to reject the Remaining Schedules in the event that a reasonable Buyer would determine not to purchase the Assets at all or to materially reduce the Purchase Price based on the disclosures or the content and substance of the matters set forth in or referenced on the Remaining Schedules). In the event that Buyer does not provide a notice of acceptance or rejection to the Sellers within such ten (10) day period, Buyer shall be deemed to have accepted the Remaining Schedules.

                                 ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF SELLER
                  ----------------------------------------
      In order to induce Buyer to enter into this Agreement, each Seller hereby jointly and severally makes the following representations and warranties to Buyer (all of which are made only with respect to the Knowledge of each Seller and are subject to the limitations expressed in Sections 11.3 and 11.4 hereof):

      Section 3.1. Organization and Good Standing. Garrett is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Jet Center is a limited liability company, duly organized, validly existing and in good standing under the laws of the

State of Delaware. Each of the Sellers has full power and authority to own, operate and lease its properties, and to carry on its business as it is now being conducted. Each Seller is qualified as a foreign partnership or limited liability company, as appropriate, and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on the affected Seller. Each Seller has delivered to Buyer a complete and correct copy of its certificate of limited partnership, partnership agreement, articles of organization, management agreement and/or operating agreement, as the case may be, and the charter and bylaws of CFC, none of which has been amended or repealed since delivery to Buyer, and each of which is in full force and effect.

      Section 3.2. Execution and Effect of Agreement. Each Seller and CFC has the power and authority to enter into this Agreement and each of the Collateral Agreements and to perform their obligations hereunder and thereunder. The execution and delivery of this Agreement and of each of the Collateral Agreements by each of the Sellers and CFC, the consummation by each Seller and CFC of the transactions contemplated hereby and thereby, and the performance by each Seller and CFC of its obligations hereunder and thereunder, have been duly and validly authorized by all necessary partnership, member or corporate action on the part of each Seller and CFC, respectively. This Agreement has been duly executed and delivered by each Seller and CFC and constitutes the legal, valid and binding obligation of each Seller and CFC, fully enforceable against each Seller and CFC in accordance with its terms.

      Section 3.3. Restrictions. The execution and delivery of this Agree-ment and the Collateral Agreements by each Seller and CFC, the consummation of the transactions contemplated hereby and thereby by each Seller and CFC, and the performance of the obligations of each Seller and CFC hereunder and thereunder will not (a) violate any of the provisions of the certificate of limited partnership or partnership agreement of Garrett, the articles of organization or operating agreement of Jet Center, or the charter or by-laws of CFC or (b) except as set forth in Schedule 3.3, (i) violate or conflict with the provisions of any Applicable Laws or any order, award, judgment or decree of any Governmental Authority applicable to a Seller or CFC, (ii) result in the creation of any Encumbrance upon any of the Assets, or
(iii) conflict with, violate any provisions of, result in a breach of or give rise to a right of termination, modification or cancellation of, constitute a default of, or accelerate the performance required by, with or without the passage of time or the giving of notice or both, or require any consent, waiver or approval of a third party under the terms of (x) any Contract set forth on Schedule 3.12 or (y) any agreement, indenture, mortgage, deed of trust, lease, contract, note, bond, license, permit, authorization or other instrument to which a Seller is a party or to which a Seller or any of the Assets are subject (except in the case of the items referenced in this clause
(y) where such conflict, violation or breach would not have a Material Adverse Effect).

      Section 3.4. Consents. Except as set forth in Schedule 3.4, and except for the Required Consents and filings, approvals, consents, waivers and approvals under the H-S-R Act, no filing with, or consent, waiver, approval or authorization of, or notice to, any Governmental Authority is required to be made or obtained by a Seller or CFC in connection with the execution and delivery of this Agreement, the Collateral Agreements or any instrument contemplated hereby or thereby, the consummation of any of the transactions contemplated hereby or thereby or the performance of any of their respective obligations hereunder or thereunder.

      Section 3.5.  Financial Statements.

                  (a) Attached hereto as Exhibit E are true and correct copies of (i) the audited combined financial statements of the Sellers as of December 31, 1994, and for the six-month period then-ended, and (ii) the unaudited combined financial statements of the Sellers as of and for the ten-month period ended October 31, 1995 (including the Balance Sheet) (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP in a manner consistent with each other and the books and records of each Seller, and fairly present in all material respects the financial condition, results of operations and cash flow of the Sellers at and for the dates and for the periods indicated therein (it being understood that, with respect to the ten month period ended October 31, 1995, such statements do not include footnotes required by GAAP and are subject to normal year-end adjustments which are not material). If footnotes were presented with respect to the October 31, 1995 financial statements, no footnote would be required disclosing events of an extraordinary or non-recurring nature that are not reflected in the footnotes to the Financial Statements for the year ended December 31, 1994. The regular books of account of each Seller fairly and accurately reflect all transactions involving each Seller and are true, correct, complete and consistent with the Financial Statements. Except as set forth in the notes to the Financial Statements, there are no special, extraordinary or non-recurring items of income or expenses reflected in the Financial Statements. Each Seller has followed and consistently applied the same accounting policies, principles, methods and practices since such Seller's inception.

                  (b) All accounts receivable of the Sellers reflected on the books and records of the Sellers arose from bona fide, arms-length transactions in the ordinary course of business for services performed or goods sold by the Sellers.

                  (c) All accounts payable reflected on the books and records of each Seller (i) arose from bona fide, arms-length transactions in the ordinary course of business for services performed for or goods sold to the Seller for which the Seller obtained substantially equivalent value and
(ii) have been incurred in accordance with applicable payment or credit terms imposed by the vendors of such services or goods. The Closing Balance Sheet shall include all accounts payable which must be reflected thereon in accordance with GAAP.

                  (d) All inventories (net of reserves) reflected on the Balance Sheet or the Closing Balance Sheet, as the case may be, consist of materials and supplies of the quality and quantity which are reasonably believed by the Sellers to be useable or saleable within one year in the ordinary course of the business of the Sellers as presently conducted and no such inventories are valued in excess of the lower of cost or net realizable market value.

      Section 3.6. Capitalized Lease Obligations. Schedule 3.6 sets forth the payment terms and scheduled maturities of all capitalized lease obligations of each Seller.

      Section 3.7. No Undisclosed Liabilities. The Sellers do not have any liabilities or obligations of any nature whatsoever, due or to become due, absolute, accrued, contingent or otherwise, and whether or not determined or determinable), including, without limitation, any unfunded obligation under any Employee Benefit Plan, except for (i) liabilities or obligations set forth on Schedule 3.7, (ii) obligations to perform (other than obligations arising by reason of a default, breach or faulty performance of a contract) contracts entered into in the ordinary course of business and not required to be reflected on a balance sheet prepared in accordance with GAAP, (iii) liabilities or obligations to the extent expressly reflected on or reserved against in the Balance Sheet, or (iv) liabilities or obligations incurred in the ordinary course of business and consistent with past practices and levels since October 31, 1995 which would be required to be reflected on a balance sheet prepared in accordance with GAAP, and there is no basis for the assertion of any such liability or obligation against a Seller. At Closing, no distributions to any partners or Affiliates of a Seller will be due and payable by a Seller.

      Section 3.8. Litigation. There is no suit, claim, action at law or in equity, proceeding or governmental investigation or audit pending or threatened, by or before any court, any Governmental Authority or arbitrator, against a Seller that reasonably could be expected to prevent the consummation of any of the transactions contemplated hereby, nor is there any basis for any of the foregoing. Except as set forth in Schedule 3.8, there is no suit, claim, action at law or in equity, proceeding or governmental investigation or audit pending or threatened, by or before any arbitrator, court, or other Governmental Authority, against a Seller or involving any of the Assets or any Employees, nor is there any basis for the assertion of any of the foregoing. Except as disclosed in Schedule 3.8, there are no judgments, orders, injunctions, decrees, stipulations or awards rendered by any Governmental Authority or arbitrator against a Seller or any Employees or Assets.

      Section 3.9.  Subsidiaries; Investments.  Except as set forth in
Schedule 3.9, neither Seller owns any shares of capital stock or equity securities of, or any interest in any other Person, and each Seller has good, valid and marketable title, free and clear of all Encumbrances, to all shares of capital stock or equity securities of, or interests in, other Persons owned by such Seller.

      Section 3.10.  Real Properties; Absence of Encumbrances.

                  (a) Neither Seller owns any real property. Schedule 3.10 contains a list and brief description of all of real property leased or otherwise occupied by a Seller and the basis of such occupation (the "Properties"). Seller has a valid and existing leasehold interest under each of the leases for the term set forth with respect thereto on Schedule 3.10.

                  (b) The Sellers have provided to Buyer true and complete copies of each of the leases described on Schedule 3.10.

                  (c) Except as set forth on Schedule 3.10, (i) each Seller is entitled to and has exclusive possession of the Properties, (ii) the Properties are not subject to any lease, tenancy or license or any agreement to grant such lease, tenancy or license, (iii) there is no person in possession or occupation of or who has or claims any right to possession or occupation of the Properties, and (iv) there are no easements of any kind in respect of the Properties adversely affecting the rights of Seller therein to use the Properties for the conduct of the Business as presently conducted or as planned to be conducted by the Sellers.

                  (d)  In respect of each of the Properties:

                              (i)  At the effective date of the lease, the
lessor had good title to the Property covered thereby and all consents neces-sary for the lessor to execute and deliver the lease were obtained.

                              (ii)  There are no circumstances which would
entitle or require the lessor to exercise any power of entry upon or of taking possession of any of such Properties.

                              (iii)  Seller is not in default under any of the
terms of the lease.

                              (iv)  No notice of any alleged breach of any of
the terms of the lease has been served on or received by the Seller.

                              (v)  Except as set forth on Schedule 3.10,
Seller has paid all rents and service charges to the extent such rents and charges are due and payable.

                  (e) Each of the Properties is available for immediate use in the operation of its business and for the purpose for which such property currently is being utilized.

                  (f) All improvements on the Properties conform to Applicable Laws relating to zoning, health and safety and access, including without limitation, the Americans With Disabilities Act, and the Properties are zoned for the purposes for which they are being used by Seller (it being understood that this representation shall not be deemed to be breached unless a Seller has knowledge of facts or matters which have caused the relevant person to actually reach a conclusion or belief with respect to the legal status or consequences which are the subject of this representation).

                  (g) Subject to the terms and conditions of the respective leases and excepting the subleases disclosed on Schedule 3.10, Seller has full legal rights under the leases to the use and enjoyment of all of the Properties for the operation of the Business as presently conducted by the Sellers or as contemplated to be conducted by the Sellers.

                  (h) Seller has not entered into any commitment (whether legally binding or not) with any Person who owns or occupies any property adjacent or near to any of the Properties to do any act or thing or make any payment to any Person in connection with or relating to any use or occupancy of the Properties by any Person.

                              (i)  There is no resolution, proposal, order,
act or thing made or done or contemplated for acquisition by condemnation or otherwise of any of the Properties by any Governmental Authority nor any outstanding order, notice or other requirement of any such authority that affects the Properties or the roads abutting them or involves expenditure in complying with it nor any other circumstances which may result in any such order or notice being made or served or which may otherwise affect the Properties.

                  (j) The Properties are served by drainage, water, electricity, gas and telecommunications services necessary for the operation of the Business as presently conducted by the Sellers or as contemplated to be conducted by the Sellers.

                  (k) Except as set forth on Schedule 3.10, no Seller has assigned any lease or tenancy.

      Section 3.11.  Intellectual Property.

                  (a) Schedule 3.11 sets forth a complete list of (i) all Intellectual Property owned or licensed by each Seller, together with the identity of the owner thereof, and (ii) all license agreements pursuant to which any Intellectual Property or Technology is licensed to or by a Seller (other than commercially available computer software used by Sellers in the ordinary course of business). Each Seller owns its Intellectual Property and Technology free and clear of Encumbrances, or, in the case of licensed Intellectual Property or Technology, has valid, binding and enforceable rights to use such Intellectual Property or Technology. Each Seller has duly and timely filed all renewals, continuations and other filings necessary to maintain its Intellectual Property or registrations thereof.

                  (b) Except as set forth in Schedule 3.11, (i) the use of any Intellectual Property or Technology does not infringe upon, conflict with or misappropriate the rights of any other Person, (ii) the Intellectual Property or Technology is valid and enforceable, and (iii) no Seller has made any claim that any Person has violated or infringed upon its rights with respect to any Intellectual Property or Technology.

                  (c) No Person is infringing upon, misappropriating or engaging in the unauthorized use of any of the Intellectual Property or the Technology.

                  (d) Except as set forth in Schedule 3.11, no Intellectual Property or Technology of a Seller has ever been sold, licensed, leased, conveyed or delivered, in whole or in part, to any third party.

                  (e) Each Seller has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Intellectual Property and Technology.

      Section 3.12.  Contracts.

                  (a) Schedule 3.12 sets forth a list of the following written, and a description of the following oral Contracts embodying or evidencing the following transactions or arrangements to which a Seller is a party or by which a Seller is obligated or has agreed to become obligated: (i) agreements for the employment of any officer of a Seller or CFC or written agreements with other individual employees of Seller or CFC; (ii) any agreement, commitment or arrangement with respect to the provision of services, sale of goods or lease of premises by a Seller entered into outside the ordinary course of business; (iii) any single contract, purchase order or commitment (other than bids to provide services and parts to customers made in the ordinary course of business and consistent with past practices) providing for expenditures by Seller after the date hereof of more than

$750,000; (iv) any option, preferential right of purchase, real estate mortgage, chattel mortgage, deed of trust, security agreement or conditional sales agreement relating to any of the assets or property of a Seller; (v) any bond, loan agreement, promissory note, indenture, overdraft agreement or other obligation to pay money (other than usual trade payables), indenture or other instrument relating to municipal or governmental finance or financial assistance, arrangement for the factoring or assignment of accounts receivable or borrowed money, (vi) any employment, consulting agreement, agency agreement, independent contractor arrangement and any other service agreement that will continue in force after the Closing Date with respect to the employment or retention by a Seller of consultants, agents, legal counsel, accountants or anyone else who is not an Employee or which is not terminable upon notice without penalty; (vii) any contract containing covenants limiting the freedom of a Seller or any officer, director, or employee of a Seller or CFC to engage in any line or type of business or with any person in any geographic area; (viii) any commitment or arrangement to participate in a partnership, joint venture, limited liability company or other cooperative undertaking with any other Person; (ix) any bid, commitment or other proposal submitted to any Person involving the provision of services or goods by a Seller (other than bids, commitments or other proposals submitted by Seller in the ordinary course of business and consistent with past practices); (x) any agreement pursuant to which a Seller will acquire any assets outside the ordinary course of business, or assets comprising a business or portion of a business or equity securities of any other Person; (xi) any capitalized lease obligation of a Seller; (xii) any lease or other agreement relating to any of the Properties; or (xiii) any commitments by a Seller for capital expenditures involving more than $50,000 individually or $100,000 in the aggregate. No Seller is party to any contract (including any requirements or exclusive arrangement with any AlliedSignal Service Centers (as defined in the ASE Operating Agreement), other than contracts which will be terminable by Buyer on not more than 30 days notice and without any penalty, that would restrict or prevent Buyer from having UNC Airwork Corporation or any other Affiliate of Buyer, perform services for or on behalf of Buyer with respect to the matters which are the subject of the ASE Operating Agreement, to the extent Buyer is otherwise permitted to have UNC Airwork Corporation or an Affiliate perform such services by the terms of the ASE Operating Agreement.

                  (b) Except as set forth on Schedule 3.12, each Seller is in full compliance with each, and is not in default under any, Contract to which it is a party and no event has occurred that, with notice or lapse of time or both, would constitute such a default thereunder, has not waived any rights under or with respect thereto. No party with whom a Seller has contractual arrangements disclosed on Schedule 3.12, or required to be disclosed on Schedule 3.12, or with whom a Seller otherwise has material contractual arrangements, written or oral, is in default under any such contractual arrangements and no event has occurred that, with notice or lapse of time or both, would constitute such a default thereunder. Each Contract is a valid and binding obligation of a Seller and is enforceable against such Seller in accordance with its respective terms.

                  (c) True and complete copies of all written Contracts listed on Schedule 3.12 have been provided to Buyer.

      Section 3.13.  AlliedSignal Agreements.

                  (a) Garrett has delivered previously to Buyer true and correct copies of the AlliedSignal Purchase Agreement and the ASE Operating

Agreement. Each of the AlliedSignal Purchase Agreement and the ASE Operating Agreement are in full force and effect and, except as set forth on Schedule 3.13(a), the terms set forth in each of those agreements have not been waived, modified, or otherwise adversely affected by any oral or written communica-tion, agreement or instrument or any course of dealing between or among any of the parties thereto. Nothing has come to Sellers' attention to indicate that any of the representations and warranties made by AlliedSignal to Garrett pursuant to the terms of Article IV of the AlliedSignal Purchase Agreement were not true and correct in all material respects on the date of that Agreement and on June 30, 1994.

                  (b) Each of the AlliedSignal Purchase Agreement and the ASE Operating Agreement is fully assignable to the Buyer without any consent or other action required on the part of the parties (other than Garrett's assignment of each of the agreements to Buyer pursuant to this Agreement) and Buyer shall succeed to all of the rights and obligations of Garrett and its Affiliates under each of the AlliedSignal Purchase Agreement and the ASE Operating Agreement by reason and as a result of the consummation of the transactions contemplated by this Agreement.

                  (c) Except as set forth on Schedule 3.13(c), no unresolved disputes or claims exist among any parties to the AlliedSignal Purchase Agreement or the ASE Operating Agreement with respect to the subject matter or the terms and conditions of such agreements. Except as set forth on
Schedule 3.13(c), Garrett and its Affiliates have not made any claims against AlliedSignal or its Affiliates for indemnification and AlliedSignal and its Affiliates have not made any claims against Garrett for indemnification under the terms of the AlliedSignal Purchase Agreement, the ASE Operating Agreement or any other contract.

                  (d) Subject to the notice and other matters of a procedural nature contained in the AlliedSignal Purchase Agreement, AlliedSignal is responsible for paying, satisfying, discharging and remediating all of the conditions and matters specified on Schedule 3.13(d) to this Agreement, and Buyer does not assume and shall not incur any liability or obligation with respect to any of such matters. Sellers have not failed to give AlliedSignal any notice or have not otherwise failed to comply with any matter of a procedural nature that would prejudice Buyer's rights to seek indemnification from AlliedSignal under the AlliedSignal Purchase Agreement following Closing.

                  (e) The terms of the Operating Agreement, including the terms relating to the consignment of inventory and the pricing of products purchased from AlliedSignal pursuant to the ASE Operating Agreement apply with respect to each site and facility operated presently by each Seller. AlliedSignal has not requested Seller to open a facility in Canada or Mexico and the "Exclusive Territory" is as that term is defined in the ASE Operating Agreement.

                  (f) Schedule 3.13(f) sets forth a true and correct description of the basis on which AlliedSignal is required to sell "General Products" (as that term is defined in the ASE Operating Agreement) to the Sellers pursuant to the ASE Operating Agreement.

      Section 3.14. Guarantees. Schedule 3.14 sets forth a complete list of all Guarantees provided by a Seller for the benefit of any other Person and of all Guarantees provided by any other Person for the benefit of a Seller or any Persons doing business with a Seller.

      Section 3.15.  Employee Benefit and Employment Matters.

                  (a) Schedule 3.15 sets forth a true, complete and accurate list (except for inaccuracies which are not in the aggregate material) of each Employee, his or her date(s) of hire by a Seller, position and title (if any), current rate of compensation (including bonuses, commissions and incentive compensation (if any), whether such Employee is hourly or salaried, whether such Employee is exempt or non-exempt, the number of such Employee's accrued sick days and vacation days, whether such employee is absent from active employment, and if so, the dates such Employee became inactive, the reason for such inactive status and, if applicable, the anticipated date of return to active employment.

                  (b) Schedule 3.15 sets forth a list of all Employee Benefit Plans and all Benefit Arrangements to which a Seller is a party, a Seller sponsors, a Seller participates in or under which a Seller may be liable.
With respect to such Employee Benefit Plans and Benefit Arrangements, Sellers have delivered to Buyer, as applicable, copies of (i) the text of the formal plan document or other agreements, written policies or guidelines evidencing the terms of such Employee Benefit Plans and Benefit Arrangements, including amendments and, if applicable, the summary plan description and any employee handbook, (ii) in the case of a Pension Plan that is intended to qualify under
Section 401 of the Code, the most recent IRS determination letter, if any, relating to the Pension Plan's qualification under Section 401 of the Code and the related trust's qualification under Section 501 of the Code, (iii) the trust agreements, insurance contracts or other documents that constitute all or a part of the funding vehicle, and (iv) the annual reports (IRS
Form 5500s), including the schedules thereto.

                  (c) Except as set forth in Schedule 3.15, each Employee Benefit Plan and Benefit Arrangement has been operated or maintained in compliance in all material respects with all Applicable Laws, including without limitation ERISA and the Code, and has been maintained in compliance with its terms. Except as set forth in Schedule 3.15, with respect to any Pension Plan that is intended to qualify under Section 401 of the Code, a timely submission has been made to the IRS for a favorable determination letter as to qualification under Section 401 of the Code and that submission is still pending or a favorable determination letter has been issued by the IRS and any amendments required for continued qualification under Section 401 of the Code have been timely adopted and there are no facts or events that could adversely affect the qualified status of any such Pension Plan.

                  (d) Except as set forth in Schedule 3.15, there are no actions, suits or claims pending, including proceedings before the IRS, the DOL or the PBGC, with respect to any Employee Benefit Plan, Benefit Arrangement or any administrator or fiduciary thereof, other than benefit claims arising in the normal course of operation of such Employee Benefit Plans or Benefit Arrangements, and no Employee Benefit Plan or Benefit Arrangement is under audit or investigation by any Governmental Authority.

                  (e) No Seller has any current or projected liability for any unfunded post-retirement medical or life insurance benefits in connection with any Employee of such Seller.

                  (f) Except as set forth in Schedule 3.15, no event has occurred with respect to any Employee Benefit Plan or any employee benefit plan previously sponsored, maintained or contributed to by a Seller, which could subject any Employee Benefit Plan, Buyer or a Seller, directly or indirectly (through an indemnification agreement or otherwise), to any liability for or as a result of a breach of fiduciary duty, a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, or a civil penalty under Section 502 of ERISA or a Tax under Section 4971 of the Code.

                  (g) All contributions required to be made to or benefit liabilities arising under the terms of each Employee Benefit Plan, Benefit Arrangement, ERISA or the Code, for all periods of time prior to the date hereof and that are attributable to Employees have been paid or accrued (and, in the case of accruals, such accruals will be and are as set forth on the Closing Balance Sheet), as the case may be.

                  (h) None of the Employee Benefit Plans to which a Seller is a party, which a Seller sponsors or maintains or to which a Seller contributes is subject to the requirements of Section 302 of ERISA or Section 412 of the Code.

                  (i) Neither Seller nor any of its ERISA Affiliates have incurred a "withdrawal" or "partial withdrawal," as defined in Sections 4203 and 4205 of ERISA, from, or failed to timely make contributions to, any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA, which has resulted in an unpaid liability. No such plan is in "reorganization" within the meaning of Section 4241 of ERISA, is "insolvent" within the meaning of Section 4245 of ERISA, or is in the process of terminating.

                  (j) Except to the extent provided by the terms of the Employee Benefit Plans and Benefit Arrangements listed on Schedule 3.15 or as expressly provided in this Agreement, neither the execution, delivery or performance of this Agreement nor the consummation of the Closing will (i) increase any benefits otherwise payable under any Employee Benefit Plan or Benefit Arrangement, (ii) result in the acceleration of the time of payment or vesting of any such benefits, or (iii) give rise to an obligation with respect to the payment of any severance pay.

                  (k) Except as set forth in Schedule 3.15, no "parachute payment" (within the meaning of Section 280G of the Code), "change in control" or severance payment has been made or will be made by a Seller or a Seller to any Employee in connection with the execution, delivery or performance of this Agreement or as a result of the consummation of the Closing.

                  (l) Except as set forth in Schedule 3.15, no Employees of Seller are members of any collective bargaining unit, Seller is not a party to any union agreement covering any of its Employees and no union organizing activities are taking place or have taken place within the past two years. Except as set forth in Schedule 3.15, Seller is not liable for any arrearage of wages, any accrued or vested vacation pay or any Tax or penalty for failure to comply with any applicable local, state or federal law relating to employment or labor, and there is not a material controversy pending or threatened between Seller and its employees. No Employee with a position of Vice President or above and no group of Employees of Seller has any plans to terminate or modify his status as an Employee of the Seller or the business conducted by Seller, including upon consummation of the transactions contemplated by this Agreement.

                  (m) Except as set forth in Schedule 3.15, all current employees of the Sellers may be terminated at will, without notice and without incurring any severance or other liability or obligation to the employee in connection with the termination other than the payment of accrued sick and vacation pay, if any.

      Section 3.16.  Tax Matters.

                  (a) Sellers are partnerships for purposes of federal and state income tax laws and have had the tax status of a partnership constantly and without interruption since their formation (other than those states that tax limited liability companies as corporations).

                  (b) Each Seller has timely filed or will timely file all federal, state, local, and other Tax Returns required to be filed by it under Applicable Laws, including estimated Tax Returns and reports, and has paid all required Income Taxes and other Taxes (including any additions to taxes, penalties and interest related thereto) due and payable on or before the date hereof (and will duly and timely pay all such amounts required to be paid between the date hereof and the Closing Date). Each Seller has paid, withheld, or will pay any and all Income Taxes and other Taxes in respect of the conduct of its business or the ownership of its property and in respect of any transaction for all periods (or portions thereof) through the close of business on the Closing Date.

                  (c) Except as set forth in Schedule 3.16, all deficiencies asserted against a Seller as a result of IRS examinations have been paid or finally settled and no issue has been raised by any IRS examination that, by application of the same principles, might result in a proposed deficiency for any other period not so examined.

                  (d) Except as set forth in Schedule 3.16, no material deficiencies with respect to Taxes, additions to Tax, interest, or penalties have been proposed or asserted against and communicated to a Seller, or any Affiliate of a Seller, except those that have been paid in full and for those matters that would not result in liability being imposed against a Seller. Except as set forth in Schedule 3.16, there are no agreements, waivers of statutes of limitations, or other arrangements providing for extensions of time in respect of the assessment or collection of any unpaid Tax against a Seller.

                  (e) No property of any of the Companies is subject to a tax benefit transfer lease subject to the provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954.

                  (f) No Seller is a foreign person subject to withholding under Section 1445 of the Code.

                  (g) Each Seller has complied fully with all Applicable Laws relating to information reporting and withholding or collection and payment over of Taxes with respect to payments made to or received from third parties.

                  (h) No Seller is a party to a "disqualified leaseback or long-term agreement" described in Section 467(b)(4) of the Code.

                  (i) Each Seller has collected all sales, use and value added Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Authorities and has furnished properly completed exemption certificates for all exempt transactions.

                  (j) None of the Assets are subject to any liens in respect of Taxes (other than for current Taxes not yet due and payable).

                  (k) No Seller is a party to or bound by any Tax sharing, Tax indemnity or Tax allocation agreement or other similar arrangement except for those disclosed in Schedule 3.16.

                  (l) Each Seller has delivered to Buyer complete and correct copies of all state and federal income Tax Returns filed by such Seller for all of the taxable years for which such Tax Returns have been filed immediately preceding the date of this Agreement. Other than with respect to Taxes shown on state, federal and all other Tax Returns (which have been paid) or for Taxes accrued on the Closing Balance Sheet, no Seller owes or will owe any Tax for periods prior to and through Closing.

                  (m) Schedule 3.16 contains a list of all states and other jurisdictions in which each Seller has filed Tax Returns during the past three years or expects to file Tax Returns during the current calendar year and each state in which Seller joins in the filing of combined or unitary state tax returns.

      Section 3.17.  Environmental Matters.

                  (a)  Since June 30, 1994, except as set forth in
Schedule 3.17, (i) and except for Hazardous Materials (other than 1,1,1-trichloroethane ("TCA") that are used in the ordinary course of Seller's Hangar Business in compliance with all Environmental Laws, no Seller has used, generated, manufactured, stored, disposed of, on, under or about any of the Properties or any other properties used by a Seller in the past, any Hazardous Materials, (ii) no friable asbestos, polychlorinated biphenyls or polychlorinated biphenyl compounds have been contained on or in any of the Properties, nor have such substances been used in the construction, repair or alteration of any portion of any real property owned, leased or used by a Seller, and (iii) no Seller has used, generated, manufactured, stored, disposed of, on, under or about any of the Properties or any other properties used by a Seller in the past, any TCA.

                  (b) Except as set forth in Schedule 3.17, each Seller has obtained all permits, licenses and other authorizations that are required under Environmental Laws. Except as set forth in Schedule 3.19, each Seller is in compliance with the terms and conditions under which the permits, licenses and other authorizations referenced in the preceding sentence were issued or granted.

                  (c) Except as set forth in Schedule 3.17, Seller has fully complied with and no Seller is subject to any actual or potential liability (fixed or contingent) under, any Environmental Laws.

                  (d) Except for spills, discharges, leaks, emissions, injections, disposals, escape, dumpings or releases prior to June 30, 1994 (and as to which AlliedSignal has full responsibility for any liabilities or obligations relating to such matters under the terms of the AlliedSignal

Purchase Agreement), and except as set forth on Schedule 3.17 there has been no spill, discharge, leak, emission, injection, disposal, escape, dumping or release of any kind on, beneath or above the Properties or into the environment surrounding the Properties of any Hazardous Materials which imposes on Seller or any party or individual on Sellers' Properties a reporting, notification, remediation or other obligation under any Environmental Laws.

      Section 3.18. Compliance With Laws. Except as set forth on Schedule 3.18, each Seller has conducted its business and maintained its assets, rights and properties in substantial compliance with all (and has not received any notice of any claimed violation of any) Applicable Laws.

      Section 3.19.  Licenses and Permits.  Except as set forth on
Schedule 3.19, each Seller possesses all licenses, permits, and other governmental consents, certificates, approvals, or other authorizations (the "Permits") necessary for the operation of their respective businesses.
Schedule 3.19 contains a list of all Permits held or applied for by each Seller. Except as otherwise set forth on Schedule 3.19, (a) Seller has complied with the terms and conditions of all Permits in all respects and all such Permits are in full force and effect, and (b) there has occurred no event nor is any event, action, investigation or proceeding pending or threatened, which could cause or permit revocation or suspension of or otherwise adversely affect the maintenance of any Permits. Except as set forth on Schedule 3.19, the transactions contemplated by this Agreement will not lead to the revocation, cancellation, termination or suspension of any Permits.

      Section 3.20. Insurance. Schedule 3.20 sets forth a list and description of all policies of fire, casualty, liability, worker's compensation, life and other forms of insurance (excluding employee benefits set forth on Schedule 3.15) carried by each Seller currently, including, with respect to each policy, a description of the types and limits of the coverage, the amount of premiums, the name of the carrier, the policy number, the expiration date of the current premium period and the nature and amount of any claims pending thereunder. Each Seller has delivered to Buyer a true, complete and correct copy of each such insurance policy. Except as set forth in Schedule 3.20, all insurance coverage has been maintained by each Seller on an "occurrence" rather than a "claims made" basis and each Seller shall be entitled to the full benefits of such insurance following Closing. Each Seller has regularly maintained all insurance policies in amounts and types required by law and generally carried by operators of similar businesses. No Seller is in default with respect to any provision contained in any insurance policy or has failed to give any notice or present any claim thereunder in due and timely fashion and no cancellation or non-renewal has been threatened or has occurred with respect to any policy.

      Section 3.21. Claims of Directors, Officers, Etc. Except as set forth on Schedule 3.21, no Employee or partner of a Seller, or any director, officer or stockholder of CFC, either individually or in any other capacity, has a claim of any kind whatsoever against a Seller (including, without limitation, in respect of (i) loans extended to a Seller or (ii) any bonus or incentive payments that relate to prior periods or which will become payable if the transactions contemplated by this Agreement are consummated), except the right to his or her current salary or wages, any accrued vacation pay, any benefits due under an Employee Benefit Plan or Benefit Arrangements disclosed to Buyer under Section 3.15 and any reimbursable expenses arising in the ordinary course of business. Except as noted in the immediately preceding sentence, no Seller has any obligation to any such person that has not been fully performed.

      Section 3.22.  Extraordinary Transactions.  Except as set forth on
Schedule 3.22, since October 31, 1995, no Seller has (i) mortgaged, pledged or subjected to any Encumbrance any of the Assets; (ii) canceled or compromised any claim of or debts owed to it; (iii) sold, licensed, leased, exchanged or transferred any of its assets; (iv) sold, assigned, transferred or licensed any of its Intellectual Property or Technology to any other party;
(v) waived any rights; (vi) entered into any material transaction; (vii) suffered any material change in the relationship or course of dealing with any customer, supplier or creditor; (viii) suffered any material destruction, loss or damage to any of the Assets; (ix) made any management decisions involving any material change in its policies with regard to pricing, sales, purchasing or other business, financial, accounting (including reserves and the amounts thereof) or Tax policies or practices; (x) declared, set aside or made any distributions to its partners; (xi) submitted any bid, proposal, quote or commitment to any Governmental Authority or third party in response to a request for proposal or otherwise; (xii) engaged in any merger or consolidation with, or agreed to merge or consolidate with, or purchased or agreed to purchase, all or substantially all of the assets of, or otherwise acquire, any other Person; (xiii) entered into any partnership, joint venture or similar arrangement with any other Person; (xiv) incurred or agreed to incur indebtedness for borrowed money; (xv) issued or agreed to issue to any party, any securities; (xvi) redeemed, purchased or agreed to redeem or purchase any of its outstanding securities; (xvii) increased the rate of compensation payable or to become payable to CFC or any of Seller's officers, directors, Employees or agents who receive more than $75,000 as a base salary over the rate being paid to them as of October 31, 1995 or agreed to do so otherwise than in accordance with contractual agreements with such parties and, in the case of Employees other than Hangar Managers, other than year end increases made in the ordinary course of business consistent with past practice; or (xviii) charged off any bad debts or increased its bad debt reserve except in the manner consistent with its past practices which have been disclosed to Buyer; except, with respect to the foregoing items set forth in clauses (i) through (xviii) above where such transactions, events or occurrences took place in the ordinary course of the Business consistent with past practices.

      Section 3.23. Broker and Finder Fees. Except as set forth in Schedule 3.23, neither Seller nor CFC, nor any of their respective Affiliates, have engaged any broker or finder in connection with the transactions contemplated by this Agreement, and no action by any of the foregoing will cause or support any claim to be asserted against Buyer or the Seller by any broker, finder or intermediary in connection with such transaction.

      Section 3.24.  Assets.

                  (a) Except as described on Schedule 3.24, each Seller has good and marketable title to its assets, rights and properties, free and clear of restrictions on or conditions to transfer or assignment, and free and clear of all Encumbrances. As of the Closing, Buyer will obtain good and marketable title to the Assets, free and clear of all Encumbrances.

                  (b) The Assets constitute all of the tangible and intangible assets and interests owned or used by each Seller in the Business other than the Excluded Assets, and are sufficient to enable Buyer to continue to conduct the Business after the Closing in the manner in which the Business has been conducted by Seller.

                  (c) All of the tangible assets of each Seller used by the Sellers in the Business (whether owned or held under lease) have been repaired or maintained consistently with the past practices of the Sellers (and in accordance with the terms of any manufacturers' warranty requirements), are in good operating condition and repair (normal wear and tear excepted), free from material defects, suitable for their intended uses in the ordinary course of the Business of the Sellers and located on the Properties (except for assets at other locations which have a dollar value of not more than $50,000 in the aggregate).

                  (d) All equipment owned, leased or used by each Seller in the Business conforms in substantial respects with all Applicable Laws. No Applicable Law or any other impediment of any kind prohibits, interferes with, limits or impairs, or could, if enforced, prohibit, interfere with, limit or impair the use, operation or maintenance of any of the equipment or personal property included among the Assets or the conduct of the Business of Sellers as currently conducted.

      Section 3.25. Related Party Transactions. Schedule 3.25 contains a description of any and all transactions, Contracts and other arrangements to which a Seller is a party, or to which a Seller was a party at any time from and after December 31, 1994, involving the furnishing of services to a Seller by, the rental or purchase of real or personal property by a Seller from, or otherwise involving payments by a Seller to, CFC, any officer, director or stockholder of CFC, any Affiliate of any such party, any relative of any such party or any partnership, joint venture, limited liability company or corporation in which any such party is or was a member, partner or stockholder or any partner or Affiliate of a Seller.

      Section 3.26.  No Adverse Change or Conditions.  Except as set forth in
Schedule 3.26, since October 31, 1995, each Seller (i) has conducted its business in the ordinary course and consistent with past practice, and (ii) has not suffered any change that has had a Material Adverse Effect. There are no conditions, facts, developments or circumstances of an unusual or special nature that reasonably could be expected to have a Material Adverse Effect upon a Seller.

      Section 3.27. Product and Service Warranty. Each product repaired or delivered and service rendered by a Seller with respect to the Business has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties given by a Seller. Except as set forth on Schedule 3.27, no product repaired or delivered or service rendered by a Seller during the one-year period prior to the date hereof is subject to any guaranty, warranty or other indemnity with a term in excess of 12 months from the date such product was repaired or delivered or such service was rendered. Prior to the date hereof, each Seller has delivered to Buyer copies of the terms and conditions of sale for products delivered and services rendered by such Seller and a copy of applicable guarantees, warranties and indemnities.

      Section 3.28. Interstate Commerce Act. Neither the operations of the business of a Seller nor any of the Assets or Properties is subject to regulation under the Interstate Commerce Act nor does a Seller own or operate any common or contract carrier within the meaning of the Interstate Commerce Act that is subject to the jurisdiction of the Interstate Commerce Commission or the Federal Energy Regulatory Commission or any state or local public utility commission, public service commission or any other similar Governmental Authority.

      Section 3.29. Adequate Disclosure. No representation or warranty made by a Seller in this Agreement, or any statement contained in any Exhibit or Schedule to this Agreement, or any certificate or document furnished or to be furnished to Buyer pursuant to the terms of this Agreement in connection with the transactions contemplated hereby, contains, or will contain, any untrue or misleading statement of a material fact or omits, or will omit, to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made and taken as a whole not misleading. There is no fact which the Sellers and CFC have not disclosed to Buyer in writing which has had or would reasonably be expected to have a Material Adverse Effect.

                              *   *   *   *   *

The actual knowledge of each of the Hangar Managers shall only be attributed to the Seller (for purposes of determining the Knowledge of the Seller as set forth in the preamble to this Article III) with respect to the representations and warranties contained in Sections 3.8; 3.10; 3.11; 3.12; 3.13; 3.15; 3.17;
3.18; 3.19; 3.24; and 3.26 of this Article III. Furthermore, the actual knowledge of each Hangar Manager that shall be relevant and applicable to each such representation and warranty shall be limited to the actual knowledge of such Hangar Manager only insofar as the Hangar Manager's actual knowledge relates directly to the facility at which he is located or the Seller's business conducted at or from such facility.

                                 ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF BUYER AND BUYER'S PARENT
         ----------------------------------------------------------
      Buyer and Buyer's Parent represent and warrant to and for the benefit of Seller as follows:

      Section 4.1. Organization and Good Standing. Each of Buyer and Buyer's Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to carry on its businesses as it is now being conducted.

      Section 4.2. Execution and Effect of Agreement. Each of Buyer and Buyer's Parent has the corporate power to enter into, execute and deliver this Agreement and the Collateral Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the consummation by each of Buyer and Buyer's Parent of the transactions contemplated hereby and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on the part of Buyer and Buyer's Parent, respectively. This Agreement has been duly executed and delivered by each of Buyer and Buyer's Parent and constitutes a legal, valid and binding obligation of each of Buyer and Buyer's Parent, enforceable against Buyer and Buyer's Parent in accordance with its terms.

      Section 4.3. Restrictions. The execution and delivery by each of Buyer and Buyer's Parent of this Agreement and the Collateral Agreements, the consummation of the transactions contemplated hereby and thereby and the performance of the obligations hereunder and thereunder will not violate any of the provisions of the charter or by-laws of Buyer or Buyer's Parent or the laws of the jurisdiction in which Buyer and Buyer's Parent are incorporated.

      Section 4.4. No Consents. Except as set forth in Schedule 4.4, and except for filings, consents, waivers, approvals and authorizations required under the H-S-R Act, no filing with, or consent, waiver, approval or authorization of, or notice to, any Governmental Authority or any third party is required to be made or obtained by Buyer or Buyer's Parent in connection with the execution and delivery of this Agreement or the Collateral Agreements, the consummation of any of the transactions contemplated hereby or thereby or the performance of any of its respective obligations hereunder or thereunder.

      Section 4.5. No Broker. Except as set forth in Schedule 4.5, neither Buyer nor any of its Affiliates has engaged any broker or finder in connection with the transactions contemplated by this Agreement, and no action by Buyer will cause or support any claim to be asserted against Seller by any broker, finder or intermediary in connection with such transaction.

      Section 4.6. UNC Status. Each of Buyer, Buyer's Parent and their Affiliates are not a "Competitor" as that term is defined in Section 18(c) of the ASE Operating Agreement.

                                  ARTICLE V

           PRE-CLOSING COVENANTS AND AGREEMENTS OF SELLER AND CFC
           ------------------------------------------------------
      Section 5.1. Status. From and after the date hereof through and including the Closing Date, each Seller shall take all actions that in the reasonable opinion of Buyer are necessary or appropriate to maintain the status of Seller as a limited partnership or limited liability company, as appropriate, validly existing and in good standing under the laws of the State of Delaware and to maintain its qualification(s) as a foreign partnership or limited liability company, as appropriate, in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership or operation of its assets and properties requires such qualification.

      Section 5.2. Access to Information. Except as prohibited or limited by Applicable Laws and subject to the provisions set forth in Section 11.6 of this Agreement, each Seller shall, and CFC shall cause each Seller to, from and after the date of this Agreement and until the Closing Date, give Buyer and Buyer's employees, counsel, accountants and agents, full and complete access upon reasonable notice during normal business hours, to all properties, agreements, records, employees and affairs of each Seller and CFC, and provide copies of such information concerning each Seller and CFC as Buyer may reasonably request.

      Section 5.3. Conduct of Business to Closing. Except as contemplated by this Agreement, from and after the date hereof through and including the Closing Date, each Seller shall, and CFC shall cause each Seller to, conduct its business in the ordinary course consistent with past practice and in accordance with all Applicable Laws, and each Seller and CFC shall use their best efforts to preserve the business and goodwill of each Seller. Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement or as consented to by Buyer in writing, each Seller and CFC, as applicable, shall act as follows from and after the date hereof through and including the Closing Date:

                  (a) No Seller will adopt any change in any method of accounting or accounting practice, except as required by GAAP;

                  (b) Except in the ordinary course of business and consistent with past practice, or as required by Applicable Laws, no Seller will enter into or amend in any material respect any Employee Benefit Plan;

                  (c) No Seller will merge or consolidate with, or agree to merge or consolidate with, or purchase or agree to purchase all or substantially all of the assets or securities of, or otherwise acquire, any other business entity;

                  (d) No Seller will authorize for issuance, issue or sell, or agree to issue or sell, any additional securities or any securities or obligations convertible into its securities or issue or grant any option, warrant or other right to purchase any of its securities (it being understood that Buyer shall not assume or have any liability with respect to or relating to the issuance of such securities);

                  (e) No Seller will make any loans, advances or capital contributions to or investments in, any Person other than intercompany loans Garrett may extend to Jet Center in the ordinary course of business consistent with past practices.

                  (f) No Seller will assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person;

                  (g) Except as required by law or contractual obligations existing on the date hereof that are contained in Contracts in effect on the date hereof, no Seller will (i) increase in any manner the compensation (other than increases in the ordinary course of business and consistent with past practice) of, or enter into any new bonus or incentive agreement or arrangement with, any of its Employees or any officer, director or employee of CFC, (ii) pay or agree to pay any pension, retirement allowance or similar employee benefit to any Employee or any officer, director or employee of CFC,
(iii) enter into any new employment, severance, consulting or other compensation agreement with any existing Employee or any officer, director or employee of CFC, or (iv) commit itself to any additional pension, profit-sharing, deferred compensation, group insurance, severance pay, retirement or other employee benefit plan, fund or similar arrangement or amend or commit itself to amend any of such plans, funds or similar arrangements in existence on the date hereof;

                  (h) Except as required by law or contractual obligations existing on the date hereof that are contained in Contracts disclosed in
Schedule 3.12 in effect on the date hereof, no Seller will outside of the ordinary course of business consistent with past practices (i) sell, transfer or otherwise dispose of any of its assets without replacement thereof by a substantially equivalent asset of substantially equivalent kind, or (ii) create any Encumbrance on any of its Properties or the Assets. No Seller shall enter into or become a member or partner of any joint venture, partnership, limited liability company or other similar arrangement;

                  (i) No Seller will enter into any new Contract that reasonably can be expected to result in payments to or from Seller in excess of $100,000 (other than contracts entered into in the ordinary course of business consistent with past practice) during the 12-month period commencing on the Closing Date;

                  (j) No Seller shall engage in any promotional sales or discount or other activities with customers that would reasonably be expected to have the effect of accelerating to pre-closing periods sales that otherwise would be expected to occur in post-closing periods;

                  (k) No Seller will agree to take any action prohibited by this Section 5.3;

                  (l) CFC shall not permit or allow a Seller to take any action prohibited by this and Section 5.3; and

                  (m) Sellers shall not amend, modify or waive any rights under the ASE Operating Agreement or the AlliedSignal Purchase Agreement (or agree to do any of the foregoing) other than in the manner contemplated by items 1, 2, 4, 5 and 6 of Schedule 3.13(a) to this Agreement (it being understood that Seller shall not amend, modify or waive the ASE Operating Agreement, or agree to do any of the foregoing, with respect to the matters set forth at item 3 to Schedule 3.13(a) to this Agreement).

      Section 5.4. Consents. Each Seller and CFC shall, and CFC shall cause each Seller to, use their respective best efforts to obtain all consents, waivers, approvals and authorizations and make all filings with and give all notices that may be necessary or reasonably required on the part of CFC or a Seller to consummate the transactions contemplated hereby, including, without limitation, the Required Consents.

      Section 5.5.  Certain Employee Benefit Matters.

                  (a) Each Seller shall before the Closing Date, and CFC shall cause each Seller to, make and pay before the Closing Date or accrue on the Closing Balance Sheet all contributions and premiums, with respect to liabilities arising under (or that will arise in the future in respect of periods prior to and through Closing) any Benefit Arrangements or Employee Benefit Plans on or prior to the Closing Date, including, but not limited to, any and all contributions to all tax-qualified plans, the contribution obligations for which have accrued or will accrue with respect to periods ending on or prior to the Closing Date.

                  (b) Each Seller shall, and CFC shall cause each Seller to, discharge all of its liabilities under any Benefit Arrangements or Employee Benefit Plans.

                  (c) Sellers represent and warrant that they do not have any defined benefit or money purchase pension plan. Sellers have developed a retiree medical plan (a summary of which has been provided to Buyer) which has been presented to and approved by the Board of Directors of Seller. Such retiree medical plan has not been broadly communicated to Sellers' Employees and has not been implemented and Seller is not legally obligated to implement such plan. Sellers covenant and agree that as provided in Section 5.3 they shall not adopt or commit to adopt any pension plan or implement such retiree medical plan prior to Closing or commit or take any action that would require Buyer to implement the retiree medical plan following Closing.

      Section 5.6. Public Statements. From and after the date hereof until the earlier of the Closing or the termination of this Agreement, neither Seller nor CFC shall release any information concerning this Agreement or the transactions contemplated hereby that is intended for or is reasonably likely to result in public dissemination thereof without the prior written consent of Buyer, unless in the reasonable opinion of counsel to Seller, the release of such information is required by law. In any such case, the parties shall consult in good faith with each other concerning the release of such information.

      Section 5.7. Update of Disclosure. From and after the date hereof through and including the Closing Date, each Seller shall promptly notify Buyer of the occurrence of any facts or circumstances that would have required disclosure pursuant to the representations and warranties contained in ARTICLE III hereof if such facts or circumstances had been known to a Seller prior to the execution of this Agreement and of any other matters that would cause any representation or warranty contained herein to be untrue, incorrect or misleading in any respect.

      Section 5.8. H-S-R Act Filings. The Sellers shall (i) make and cooperate with Buyer in the preparation and filing of any and all filings that are or in the reasonable opinion of Buyer's counsel may be required under the H-S-R Act, (ii) cooperate with Buyer, and use their reasonable efforts, to ensure that any pre-acquisition waiting period required by the H-S-R Act expires or is otherwise terminated, and (iii) comply promptly with any request made pursuant to the H-S-R Act or the regulations thereunder.

      Section 5.9.  Employee Matters.

                  (a) Each Seller shall, and CFC shall cause each Seller to, comply with all Applicable Laws regarding notice of employment termination, including applicable plant closing laws, and the right to continue or convert health insurance coverage (including, but not limited to Part 6 of Title I of ERISA) as they relate to events occurring on or prior to the Closing Date. Each Seller shall be solely responsible for the issuance of the notices and any other actions required by these laws. Buyer hereby represents that it shall offer employment to all employees of each Seller on terms and conditions equivalent to or better than that in place with each Seller (exclusive of arrangements with respect to equity securities or similar matters). Each Seller shall be entitled to rely on this representation in discharging its obligations under this Section 5.9(a).

                  (b) Each Seller shall use reasonable efforts to cause all of its Employees to accept such employment with Buyer.

      Section 5.10.  Financial Statements.

                  (a) The Sellers shall use their reasonable efforts to cause AlliedSignal (and its employees and independent accountants) to provide Buyer (and its employees, accountants and other representatives) with access to the accounting records, work papers and other books and records relating to the AlliedSignal Engine Division for the year 1993 and for the first six months of 1994, and to cause AlliedSignal to provide Buyer with appropriate audited financial statements of the "Hangar Business" Seller acquired from Allied Signal pursuant to the AlliedSignal's Purchase Agreement (as the term "Hangar Business" is defined in the AlliedSignal Purchase Agreement) for the year ended December 31, 1993 and the six months ended June 30, 1994 (the "Predecessor Financial Statements"). The Sellers shall use their reasonable efforts to cause AlliedSignal to agree to consent to the inclusion of the Predecessor Financial Statements (and to cause AlliedSignal independent public accountants to agree to consent to the inclusion of their audit reports thereon) in filings Buyer's Parent may make from time to time with the SEC (or in any disclosure documents Buyer's Parent may utilize in connection with an offering of its securities in a transaction exempt from registration under the Securities Laws) prior to and following Closing in accordance with applicable Securities Laws. Buyer agrees that Buyer shall pay any direct costs and expenses AlliedSignal may incur in connection with providing the Predecessor Financial Statements and the other materials referenced above, including the reasonable fees and expenses of AlliedSignal's independent public accountants. Buyer shall also agree to indemnify and hold AlliedSignal harmless from and against any losses, damages, costs or expenses AlliedSignal may suffer as a consequence of Buyer's use of the Predecessor Financial Statements.

                  (b) The Sellers shall cause Ernst & Young to complete the audit of Sellers' financial statements for the year ended December 31, 1995 no later than February 28, 1996. The Sellers shall consult with and cause Ernst & Young to consult with and make its workpapers available to Buyer as the audit progresses. The Sellers shall deliver their audited financial statements for the year ended December 31, 1995 (the "1995 Audited Statements") to Buyer as soon as they become available. In the event that the 1995 Audited Statements are delivered to Buyer after February 28, 1996 the provisions set forth in Sections 9.1, 10.1 and 10.2 hereof shall be adjusted appropriately to take into account Sellers' late delivery of such financial statements (it being understood that, consistent with the terms of Section 9.4, Buyer shall not be obligated to pay any Delayed Closing Fee to Seller). In addition to the foregoing, and notwithstanding anything contained in this Agreement to the contrary, Sellers shall not be liable to pay the Definitive Agreement Break-Up Fee to Buyer in any circumstances, in the event Sellers do not deliver the 1995 Audited Statements to Buyers by the close of business Phoenix time on March 15, 1996.

                  (c) In the event that Buyer's Parent determines it is advisable to include audited and/or unaudited financial statements of the Seller (including the Financial Statements and the 1995 financial statements referenced in Section 5.10(b)) in any filings with the SEC (or in any disclosure documents Buyer's Parent may utilize in connection with an offering of its securities in a transaction exempt from registration under the Securities Laws), the Seller shall provide Buyer's Parent with its audited and unaudited financial statements for such periods and at such dates as Buyer's Parent may request. Such financial statements shall be provided to Buyer's Parent as soon as is reasonably practicable. Seller shall also promptly provide to Buyer's Parent consents from Ernst & Young to the inclusion of its audit reports in filings with the SEC (or in any disclosure documents Buyer's Parent may utilize in connection with an offering of its securities in a transaction exempt from registration under the Securities Laws), "comfort letters," and such other assurances from Ernst & Young that may be reasonably requested by Buyer's Parent or any underwriter, placement agent or purchaser of Buyer's Parent securities with respect to any financial statements provided to Buyer's Parent pursuant to this Section 5.10.

      Section 5.11. Closing Conditions. Each of the Sellers and CFC shall cause all of the conditions precedent to Buyer's obligation to close the transactions contemplated by this Agreement to be satisfied.

                                 ARTICLE VI

                PRE-CLOSING COVENANTS AND AGREEMENTS OF BUYER
                ---------------------------------------------
      Section 6.1. Public Statements. From and after the date hereof through the Closing Date, Buyer and Buyer's Parent shall not release any information concerning this Agreement or the transactions contemplated hereby that is intended for or is reasonably likely to result in public dissemination thereof without the prior written consent of the Sellers, unless in the reasonable opinion of counsel to Buyer, the release of such information is required by law. In any such case, the parties shall consult in good faith with each
other concerning the release of such information.   Nothing contained herein
shall prevent Buyer's Parent from including the financial statements of the Sellers and the Predecessor Financial Statements, and information concerning this Agreement and the Sellers in any registration statement Buyer's Parent may file with the SEC (or in any disclosure documents Buyer's Parent may utilize in connection with an offering of its securities in a transaction exempt from registration under the Securities Laws) with respect to the offering of its securities in accordance with applicable Securities Laws.

      Section 6.2. Consents. From and after the date hereof through the Closing Date, Buyer shall use reasonable efforts to obtain all consents, waivers, approvals and authorizations and make all filings with and give all notices that may be necessary or reasonably required on the part of Buyer to consummate the transactions contemplated hereby.

      Section 6.3. H-S-R Act Filings. Buyer shall (i) make and cooperate with the Sellers in the preparation and filing of any and all filings that are or may be required under the H-S-R Act, (ii) cooperate with the Sellers, and use its reasonable efforts, to ensure that any pre-acquisition waiting period required by the H-S-R Act expires or is otherwise terminated, and (iii) comply promptly with any request made pursuant to the H-S-R Act or the regulations thereunder.

      Section 6.4. Employees. Buyer shall assume the Employment Agreements set forth on Schedule 3.12 to which each Hangar Manager is presently a party. Buyer shall negotiate in good faith a one-year employment contract with James
E. Greenslade, and a three-year employment agreement with each of David N. Roy, Peter M. Hokanson and Kennard Goldsmith. Each of the employment agreements shall be on financial terms and conditions equivalent to or better than those contained in the Employment Agreements set forth on Schedule 3.12 to which each of the foregoing persons is a party (exclusive of arrangements with respect to equity securities), respectively (it being understood that the employment agreements shall contain covenants limiting the freedom of each of the executive officer to compete with Buyer for a period up to two years following the termination of employment). Buyer hereby represents that it shall offer employment to all other employees of each Seller on terms and conditions equivalent to or better than that in place with each Seller

 (exclusive of arrangements with respect to equity securities or other similar matters).

                                 ARTICLE VII

                CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER
                --------------------------------------------
      The obligations of Buyer to consummate the purchase of the Assets on the Closing Date and to perform its other obligations under this Agreement which are to be performed at and after the Closing are subject to the satisfaction on or prior to the Closing Date of each of the conditions precedent set forth in this ARTICLE VII:

      Section 7.1. Representations and Warranties True. Each of the representations and warranties of each Seller contained in this Agreement shall have been true and correct in all material respects on and as of the date hereof and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except for representations and warranties that speak only as to matters existing as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time).

      Section 7.2. Covenants and Agreements--No Default. Each Seller and CFC shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

      Section 7.3. Certificate. Each of the Sellers and CFC shall have delivered to Buyer a certificate, dated the Closing Date, to the effect that the conditions set forth in Sections 7.1 and 7.2 have been satisfied.

      Section 7.4. Employment Agreements. L. David Clemons shall have entered into the Employment Agreement with Buyer, shall have executed and delivered the Employment Agreement to Buyer and shall be physically and mentally able to perform his obligations thereunder. There shall have been no breach or anticipatory breach by Mr. Clemons prior to or as of the Closing, and the Employment Agreement shall be in full force and effect and shall not have been repudiated as of the Closing.

      Section 7.5. No Material Adverse Change. The Sellers, taken as a whole, shall not have suffered any change that has, as of the Closing, or will have after the Closing, a Material Adverse Effect on a Seller or on Buyer following Closing.

      Section 7.6.  Seller Consents/Certain Assurances.

                  (a) Each Seller and CFC shall have obtained the Required Consents. Buyer shall have obtained (or be reasonably satisfied that it will obtain) or had transferred from each Seller to Buyer all other Licenses and Permits except where the failure to obtain such License or Permit would not have a Material Adverse Effect on the Business.

                  (b) Garrett and CFC shall have duly and validly assigned all of Garrett's right to continue to use the "Garrett Aviation" trademark, tradename and servicemark on a fully paid-up and royalty free basis and on a month to month basis as presently enjoyed by Sellers.

                  (c) The Sellers shall have entered into a definitive agreement in form and substance satisfactory to Buyer with respect to the purchase of Air Supply parts which shall be fully assignable to Buyer.

                  (d) Each Seller shall have provided Buyer with evidence reasonably satisfactory to Buyer of the release and discharge of the Encumbrances created to secure any of the Excluded Liabilities.

                  (e) Seller shall have provided Buyer with evidence or assurances satisfactory to Buyer that all agreements and arrangements (including, without limitation, management agreements) between or among each Seller and CFC or any Affiliate of CFC shall have been terminated in a manner which will not give rise to any liability or obligation on the part of Buyer following Closing.

                  (f) Sellers shall provide Buyer with an executed copy of an executed services agreement with I-NET, Inc., a Maryland corporation, in the form previously provided to Buyer by Sellers, and such agreement shall have been validly assigned to Buyer.

                  (g) Buyer shall have become reasonably satisfied that it shall not have or succeed to any liability or liabilities arising out of or related to the Piper Aztec aircraft accident and related deaths referenced on
Schedule 3.8 to this Agreement.

      Section 7.7. Buyer Consents. Buyer shall have obtained all consents, waivers, approvals and authorizations required on the part of Buyer for the consummation of the transactions contemplated by this Agreement set forth on
Schedule 4.4 to this Agreement.

      Section 7.8. No Injunction. At the Closing Date, (i) there shall be no injunction, restraining order or decree of any nature of any court or other Governmental Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby; (ii) no action, suit, proceeding or investigation instituted by a Governmental Authority shall be pending before any court or Governmental Authority to restrain or prohibit the consummation of the transactions contemplated hereby; and (iii) none of the parties hereto shall have received notice from any Governmental Authority of its intention to institute any action, suit, proceeding or investigation.

      Section 7.9. Closing Documents. Each Seller shall have provided Buyer with all of the instruments of transfer requested by Buyer pursuant to Section
2.6 and all of the other documents required by Section 9.2 to be delivered at Closing by a Seller.

      Section 7.10. Financing. Buyer shall have obtained equity or debt financing, on terms and conditions satisfactory to Buyer, in its sole discretion, for the full amount of the Cash Consideration and in an amount sufficient, in the reasonable judgment of Buyer, to satisfy its working capital requirements with respect to the conduct of the Business from and after the Closing.

      Section 7.11. Due Diligence. Buyer shall be satisfied in its sole discretion with the results of its due diligence review of the Assets and Properties, the legal and financial condition of each Seller, the business and operations of each Seller, the accounting records of each Seller and environmental matters relating to the Business and operations of each Seller (it being understood that information learned during such review shall not qualify or be deemed to have any effect on the representations and warranties made by a Seller in this Agreement). Prior to Closing, Buyer shall notify the Sellers promptly if it learns of a breach of a representation or warranty made by a Seller pursuant to this Agreement during the period of time from the date of this Agreement through Closing.

      Section 7.12. Board Approval. The Board of Directors of Buyer and Buyer's Parent shall have approved and authorized the execution and delivery by Seller of this Agreement and each of the Collateral Agreements, and the consummation of the transactions contemplated hereby and thereby by Buyer.

      Section 7.13. H-S-R Approval. The parties shall have received H-S-R Approval for the transactions contemplated by this Agreement.

      Section 7.14. Financial Statements. Buyer shall have received audited financial statements of the Sellers for the year ended December 31, 1995 at least thirty days prior to Closing. Buyer shall have received either (i) the Predecessor Financial Statements, accompanied by appropriate audit opinion letters, consents and agreements from AlliedSignal and the auditors of the Predecessor Financial Statements with respect to the inclusion of the Predecessor Financial Statements and the audit reports thereon in any filings to be made by Buyer with the SEC from time to time (or in any disclosure documents Buyer's Parent may utilize from time to time in connection with an offering of its securities in a transaction exempt from registration under the Securities Laws), and the provision of "comfort letters" to underwriters, placement agents or purchasers of Buyer's Parent securities from time to time, and such other assurances from the auditors of the Predecessor Financial Statements that may be reasonably requested by Buyer or any underwriter, placement agent or purchaser of the securities of Buyer with respect to any such financial statements, or (ii) a waiver or exemption from the SEC stating that Buyer's Parent will not be required to include the Predecessor Financial Statements in its filings with the SEC.

                                ARTICLE VIII

                CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER
                ---------------------------------------------
      The obligation of Seller to consummate the sale of the Assets on the Closing Date and to perform its other obligations under this Agreement which are to be performed at or after the Closing are subject to the satisfaction on or prior to the Closing Date of the conditions precedent set forth in this
ARTICLE VIII:

      Section 8.1. Representations and Warranties True. Each of the representations and warranties of Buyer contained in this Agreement shall have been true and correct in all material respects on and as of the date hereof and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except for representations and warranties that speak only as to matters existing as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time).

      Section 8.2. Covenants and Agreements--No Default. Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Buyer on or prior to the Closing Date.

      Section 8.3. Certificate. Buyer shall have delivered to the Sellers a certificate, dated the Closing Date and signed by an executive officer of Buyer, to the effect that the conditions set forth in Sections 8.1 and 8.2 have been satisfied.

      Section 8.4. No Injunction. At the Closing Date, (i) there shall be no injunction, restraining order or decree of any nature of any court or other Governmental Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby; (ii) no action, suit, proceeding or investigation instituted by a Governmental Authority shall be pending before any court or Governmental Authority to restrain or prohibit the consummation of the transactions contemplated hereby; and (iii) none of the parties hereto shall have received notice from any Governmental Authority of its intention to institute any action, suit, proceeding or investigation.

      Section 8.5. Closing Documents. Buyer shall have provided the Sellers with all of the documents required by Section 9.3 to be delivered at the Closing by Buyer.

      Section 8.6. H-S-R Approval. The parties shall have received H-S-R Approval for the transactions contemplated by this Agreement.

                                 ARTICLE IX

                                   CLOSING

      Section 9.1.  Closing.

                  (a) The Closing contemplated by this Agreement shall take place at the offices of Gray Cary Ware & Freidenrich, a Professional Corporation, at 10:00 a.m., on March 31, 1996, or at such other place and at such other time and date as may be mutually agreed upon in writing by Buyer and Sellers, upon fulfillment of (i) all the conditions set forth in
ARTICLE VII that have not been waived in writing by Buyer, and (ii) all of the conditions set forth in ARTICLE VIII that have not been waived in writing by the Sellers. If any of the conditions to the obligations of the parties have not been satisfied or waived in writing by March 31, 1996, the Closing shall take place within five (5) business days following the satisfaction or waiver of all such conditions, but in no event later than June 30, 1996, unless otherwise agreed in writing by Buyer and Sellers.

                  (b) All proceedings to be taken and all documents to be executed and delivered by the Sellers in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Buyer and its counsel. All proceedings to be taken and all documents to be executed and delivered by Buyer in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Seller and their counsel. All proceedings to be taken and all documents to be executed and delivered on the Closing Date by the parties shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed or delivered.

      Section 9.2. Documents to be Delivered by Sellers. On the Closing Date, the Sellers shall deliver, or shall cause to be delivered, to Buyer the following:

                  (a) A Certificate of the Secretary of CFC, dated the Closing Date, certifying that attached thereto are true and complete copies of (i) consents of the partners of Garrett, the members of Jet Center and resolutions of the Board of Directors of CFC, which authorize (a) the execution and delivery by each Seller of this Agreement and each of the Collateral Agreements, and (b) the consummation of the transactions contem-plated hereby and thereby by each Seller; and (ii) the certificate of limited partnership and partnership agreement of Garrett, the articles of organization and operating agreements of Jet Center and the charter and bylaws of CFC, each as in effect as of the date of such certification, and certifying the identity and incumbency of the officers and directors of CFC;

                  (b) A good standing certificate dated as of a date reasonably close to the Closing Date of CFC and each Seller;

                  (c) An opinion letter from Gray Cary Ware & Freidenrich, a Professional Corporation, counsel to Sellers, in the form attached hereto as Exhibit F;

                  (d) A bill of sale and other instruments of conveyance referenced in Section 2.6 of this Agreement; and

                  (e) Such other documents, instruments or agreements as may be reasonably requested by Buyer to effectuate the transactions contemplated by this Agreement.

      Section 9.3. Documents to be Delivered by Buyer. On the Closing Date, Buyer shall deliver to Sellers the following:

                  (a) Evidence reasonably satisfactory to the Sellers of (i) a wire transfer of funds to the account designated by the Sellers in the amount of the Cash Consideration as adjusted in accordance with Section 2.4, less the Closing Holdback, and (ii) a wire transfer of funds to the account designated by the Escrow Agent in the amount of the Closing Holdback.

                  (b) A certificate of the Secretary or an Assistant Secretary of Buyer, dated the Closing Date, certifying that attached thereto are true and complete copies of (i) the resolutions of the Board of Directors of Buyer which authorize (a) the execution and delivery of this Agreement and each of the Collateral Agreements and (b) the consummation of the transactions contemplated hereby and thereby, and certifying that such resolutions have not been amended or rescinded and are in full force and effect; and (ii) the Charter and By-laws of Buyer as in effect as of the date of such certification; and certifying the identity and incumbency of the officers of Buyer;

                  (c) An opinion letter of Miles & Stockbridge, a Professional Corporation, counsel to Buyer and Richard H. Lange, General Counsel to Buyer's Parent, in the forms attached hereto as Exhibits G-1 and G-2; and

                  (d) Such other documents, instruments or agreements as may be reasonably requested by the Sellers to effectuate the transactions contemplated by this Agreement.

      Section 9.4. Fee for Delayed Closing. Except as otherwise provided in this Section 9.4, if the Closing shall not occur prior to the close of business on March 31, 1996, and the Agreement has not been sooner terminated or terminated on that date in accordance with Section 10.1, the Sellers and CFC shall be entitled to receive from Buyer, collectively and in the aggregate, a payment in the amount of the Delayed Closing Fee, which amount shall be paid by wire transfer to an account or accounts designated by Sellers and CFC prior to such date no later than April 7, 1996, and shall be deemed to be an increase to the Purchase Price and the Cash Consideration if the
Closing shall nevertheless occur after such date.   Notwithstanding the
foregoing, however, the Delayed Closing Fee shall not be due and payable by Buyer if the Closing shall not occur by March 31, 1996 due to (i) the continuing failure of a Seller or CFC (or their respective officers, employees, directors, agents or legal counsel) to cooperate reasonably with Buyer in connection with the Agreement, the preparation and negotiation of the Collateral Agreements and the other documents, instruments, certificates and other agreements contemplated by this Agreement and the Collateral Agreements or in connection with the scheduling and consummating the Closing following notice to the CFC Board of Directors and allowing for a reasonable period to cure such lack of cooperation, (ii) any of the conditions precedent to the obligations of Buyer that are set forth in Sections 7.1 (Representations and Warranties of Seller True), 7.2 (No Default in Covenants and Agreements by Seller), 7.3 (Seller Certificates), 7.4 (Employment Agreements), 7.5 (No Material Adverse Change), 7.6 (Seller Consents and Assurances), 7.8 (No Injunction), 7.9 (Closing Documents), 7.13 (H-S-R Approval) or 7.14 (Seller Financial Statements) shall not have been satisfied or waived in writing by Buyer as of the close of business on such date, or (iii) Buyer and Sellers shall agree in writing to delay the Closing to a date later than March 31, 1996.

                                  ARTICLE X

                                 TERMINATION
                                 -----------
      Section 10.1. Right to Terminate Agreement. This Agreement may be terminated and the transactions contemplated hereby may be abandoned prior to the Closing only as follows:

                  (a)  by mutual written consent of Buyer and Sellers; or

                  (b) by Buyer upon written notice to Sellers in the event that following the delivery of the Remaining Schedules (i) any of the representations or warranties made by a Seller in this Agreement or in any Schedule to this Agreement or in any certificate delivered by a Seller pursuant to this Agreement shall not have been true and correct in any material respect as of the date so made or thereafter by a Seller, or
(ii) either of the Sellers or CFC shall fail to perform or comply in any material respect with any covenant or agreement to be performed or complied with by a Seller or CFC pursuant to this Agreement prior to or at the Closing; or

                  (c) by Buyer upon written notice to the Sellers in the event that any of the conditions to the obligations of Buyer set forth in
ARTICLE VII of this Agreement (other than the condition set forth in Section 7.13) shall not have been satisfied or waived in writing by Buyer on or before May 31, 1996; or

                  (d) by the Sellers upon written notice to Buyer in the event that (i) any of the representations or warranties made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement shall not have been true and correct as of the date so made or thereafter breached by Buyer, or (ii) Buyer shall fail to perform or comply with any covenant or agreement to be performed or complied with by Buyer pursuant to this Agreement prior to or at the Closing; or

                  (e) by the Sellers upon written notice to Buyer in the event that any of the conditions to the obligations of Seller set forth in
ARTICLE VIII of this Agreement (other than the condition set forth in Section
8.4 or 8.6) shall not have been satisfied or waived in writing by Seller on or before May 31, 1996; or

                  (f) by Buyer or the Sellers, upon written notice to the other, at any time after May 31, 1996 and for any reason in such party's sole and absolute discretion; provided, however, that the right of the Sellers to terminate this Agreement pursuant to this Section 10.1(f) shall not be available if the failure to consummate the Closing on or before such date was caused by or resulted from the failure of a Seller or CFC to perform any of the obligations to be performed by them prior to or as of the Closing under this Agreement or to obtain any of the Required Consents, or if the failure to consummate the Closing was due to the failure of the parties to receive the H-S-R Approval; or

                  (g) by Buyer or the Sellers, upon written notice to the other, in the event that (i) the Department of Justice or the Federal Trade Commission seeks or advises either party that it intends to seek an injunction against the consummation of the transactions contemplated by this Agreement,
(ii) the Federal Trade Commission commences or advises either party that it intends to commence an administrative proceeding relating to the transactions contemplated by this Agreement or (iii) the H-S-R Approval has not been obtained by the close of business on June 30, 1996;

                  (h) by Buyer upon written notice to the Sellers in the event that for a period exceeding two (2) business days (i) trading in securities generally on the New York Stock Exchange, the International Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or materially limited or minimum prices shall have been established on one or more such exchanges or such market by the SEC, by such exchange or by any other Governmental Authority having jurisdiction, (ii) a banking moratorium shall have been declared by United States federal or New York state authorities, (iii) the United States shall have become engaged in major hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, national or international securities markets or currency exchange rates or controls as to make it, in the reasonable judgment of the Buyer, inadvisable or impracticable to finance the transaction or to proceed with the Closing;

                  (i) by Buyer upon written notice to the Sellers if Buyer properly rejects the Remaining Schedules in accordance with the terms of
Section 2.11 of this Agreement; or

                  (j) automatically as of June 30, 1996 unless extended by mutual agreement.

      Section 10.2.  Effect of Termination.

                  (a) In the event that this Agreement is terminated pursuant to Section 10.1(a), by Buyer or Sellers pursuant to Section 10.1(g), or by Buyer pursuant to Section 10.1(i) then, except for the payment by Buyer of the Letter of Intent Break-Up Fee (and not the Definitive Agreement Break-Up Fee) in the manner contemplated by Section 10.2(h), and the covenants contained in Sections 10.3 and 11.6, this Agreement shall become null and void and of no further force or effect, and the parties hereto shall have no further obligation or liability hereunder.

                  (b) In the event that this Agreement is terminated by Buyer pursuant to Section 10.1(b) and by reason of the knowing and intentional breach of this Agreement by a Seller or CFC, Buyer shall be entitled to pursue all legal and equitable remedies available to it against each Seller and CFC with respect to any and all damages that Buyer may have incurred in connection with any failure of a Seller or CFC to perform and comply with any covenant or agreement to be performed or complied with by a Seller or CFC pursuant to this Agreement prior to or at the Closing; provided, however, in no event shall Buyer be entitled to claim or receive consequential damages from the Sellers.

                  (c) In the event that this Agreement is terminated (i) by Buyer pursuant to Section 10.1(c) solely by reason of the fact that the conditions to the obligations of Buyer set forth in Sections 7.7 (Buyer Consents), 7.10 (Buyer Financing), 7.11 (Due Diligence Satisfactory), or 7.12 (Buyer Board Approval) shall not have been satisfied or waived in writing by Buyer on or before May 31, 1996, (ii) by Buyer pursuant to Section 10.1(h) or
(iii) by Buyer or Seller pursuant to Section 10.1(j), then Seller and CFC shall be entitled to receive from Buyer, collectively and in the aggregate, a payment in the amount of the Definitive Agreement Break-Up Fee plus the Letter of Intent Break-Up Fee, which amount shall constitute liquidated damages to Seller and CFC with respect to any and all damages that one or all of them may have incurred in connection with any breach, non-performance or misrepresentation by Buyer with respect to any representation, warranty, covenant or agreement made by Buyer pursuant to or to be performed or complied with by Buyer pursuant to this Agreement prior to or at the Closing, and, except as otherwise provided in Section 10.3, this Agreement shall become null and void and of no further force or effect and Buyer shall have no further obligation or liability whatsoever to a Seller or CFC with respect to this Agreement. Notwithstanding the foregoing, no Definitive Agreement Break-Up Fee shall be payable pursuant to this Section 10.2(c) in the case of a termination under 10.1(j) if the Buyer would not be obligated to pay any Delayed Closing Fee to Seller pursuant to the terms set forth in Section 9.4 in the event the Agreement was not being terminated; provided, however, that if a Delayed Closing Fee would not be payable solely due to the failure of the Sellers to deliver its 1995 Audited Statements to Buyer by February 28, 1996, then the Definitive Agreement Break-Up Fee shall still be payable in the event that the Sellers deliver the 1995 Audited Statements to the Buyer by the close of business Phoenix time on March 15, 1996 and at least 30 days prior to the dates upon which certain rights to terminate the Agreement expressed in
Section 10.1 of the Agreement have been extended to take into account the late delivery of the financial statements in the manner contemplated by Section
5.10 of this Agreement. No Definitive Agreement Break-Up Fee will be payable under the terms of this Section 10.2(c) in the event that Sellers have failed to deliver the 1995 Audited Statements to Buyer by the close of business Phoenix time on March 15, 1996.

                  (d) In the event that this Agreement shall be terminated by Buyer pursuant to Section 10.1(c) by reason of the fact that, the conditions to the obligations of Buyer set forth in Sections 7.1 (Representations and Warranties or Seller True), 7.2 (No Default in Covenants and Agreements by Seller), 7.3 (Seller Certificates), 7.4 (Employment Agreements), 7.5 (No Material Adverse Change), 7.6 (Seller Consents and Assurances), 7.8 (No Injunction), 7.9 (Closing Documents), or 7.14 (Seller Financial Statements) shall not have been satisfied or waived in writing by Buyer on or before May 31, 1996, then, Buyer's remedy shall be termination of this Agreement, and Buyer shall not be liable for the Definitive Agreement Break-Up Fee. Nothing contained herein shall be construed to prevent Buyer from proceeding against the Sellers or CFC pursuant to Section 10.2(b) if Buyer is entitled to do so.

                  (e) In the event that this Agreement is terminated by Sellers pursuant to Sections 10.1(d) or 10.1(e), Sellers and CFC shall be entitled to receive a payment from Buyer in an aggregate amount equal to the Definitive Break-Up Fee plus the Letter of Intent Break-Up Fee, which amount shall constitute liquidated damages to Sellers and CFC with respect to any and all damages that one or all of them may have incurred in connection with any breach, non-performance or misrepresentation by Buyer with respect to any representation, warranty, covenant or agreement made by Buyer pursuant to or to be performed or complied with by Buyer pursuant to this Agreement prior to or at the Closing, and, except as otherwise provided in Section 10.3, this Agreement shall become null and void and of no further force or effect and Buyer shall have no further obligation or liability whatsoever to Sellers or CFC with respect to this Agreement. Notwithstanding the foregoing, no Definitive Agreement Break-Up Fee will be payable in the event Sellers have failed to deliver the 1995 Audited Statements to Buyer by the close of business Phoenix time on March 15, 1996.

                  (f) In the event that this Agreement shall be terminated by Sellers or Buyer pursuant to Section 10.1(f), Sellers and CFC shall be entitled to receive a payment from Buyer in an aggregate amount equal to the Definitive Agreement Break-Up Fee plus the Letter of Intent Break-Up Fee which amount shall constitute liquidated damages to Sellers and CFC with respect to any and all damages that one or all of them may have incurred in connection with any breach, performance or misrepresentation by Buyer with respect to any representation, warranty, covenant or agreement made by Buyer pursuant to or to be performed or complied with by Buyer pursuant to this Agreement prior to or at the Closing, and, except as otherwise provided in Section 10.3, this Agreement shall become null and void and of no further force or effect and Buyer shall have no further obligation or liability whatsoever to Seller or CFC with respect to this Agreement. Notwithstanding the foregoing, no Definitive Agreement Break-Up Fee shall be payable pursuant to this Section 10.2(f) if the Buyer would not be obligated to pay any Delayed Closing Fee to Seller pursuant to the terms set forth in Section 9.4 in the event the

Agreement was not being terminated; provided, however, that if a Delayed Closing Fee would not be payable solely due to the failure of the Sellers to deliver the 1995 Audited Statements to Buyer by February 28, 1996, then the Definitive Agreement Break-Up Fee shall still be payable in the event that the Sellers deliver the 1995 Audited Statements to the Buyer by March 15, 1996 and at least 30 days prior to the dates upon which certain rights to terminate the Agreement expressed in Section 10.1 of the Agreement have been extended to take into account the late delivery of the financial statements in the manner contemplated by Section 5.10 of this Agreement. No Definitive Agreement Break-Up Fee will be payable in the event that Sellers have failed to deliver the 1995 Audited Statements to Buyer by the close of business Phoenix time on March 15, 1996.

                  (g) The parties understand and acknowledge that Buyer shall only be obligated to pay the Delayed Closing Fee or the Definitive Agreement Break-Up Fee and/or the Letter of Intent Break-Up Fee to Seller and CFC pursuant to the terms of Section 9.4 and Section 10.2 of this Agreement and that in no circumstances will Seller and CFC be entitled to receive the Delayed Closing Fees and either or both of the Letter of Intent Break-Up Fee or the Definitive Agreement Break-Up Fee. Furthermore, the Delayed Closing Fee and Break-Up Fee that may be payable to Seller and CFC hereunder shall be payable to Seller and CFC collectively and in the aggregate such that Buyer shall not be required to make any payments which aggregate in excess of $5,000,000 pursuant to the terms of Section 9.4 and 10.2 of this Agreement.

                  (h) Notwithstanding any other provision of this Agreement, but subject to the limitations expressed in Section 10.2(g) above, if this Agreement is terminated for any reason (other than by Buyer in accordance with the terms of Section 10.2(b) and in the case of a knowing and intentional breach of this Agreement by a Seller or CFC) or for no reason, Buyer shall immediately pay to Seller the Letter of Intent Break-Up Fee.

      Section 10.3.  Survival of Covenants Following Termination.
Notwithstanding the termination of this Agreement and the abandonment of the transactions contemplated hereby, or the provisions of Section 10.2, the obligations of the parties hereto under Sections 11.6 and 12.2 shall survive the termination of this Agreement by any party to this Agreement.

                                 ARTICLE XI

                    POST-CLOSING COVENANTS AND AGREEMENTS
                    -------------------------------------
      Section 11.1. Financial Statements/Preservation of and Access to Information After Closing.

                  (a) In the event that Buyer's Parent determines it is advisable to include audited and/or unaudited financial statements of the Seller with respect to periods prior to and through Closing (including the Financial Statements and the 1995 financial statements to be provided to Buyer pursuant to Section 5.10(b)) in any filings with the SEC (or in any disclosure documents Buyer's Parent may utilize in connection with an offering of its securities in a transaction exempt from registration under the Securities
Laws), the Sellers shall provide Buyer's Parent with their audited and unaudited financial statements for such periods and at such dates as Buyer's Parent may request. Such financial statements shall be provided to Buyer's Parent as soon as is reasonably practicable. Sellers shall also promptly provide to Buyer's Parent consents from Ernst & Young to the inclusion of its audit reports in filings with the SEC (or in any disclosure documents Buyer's Parent may utilize in connection with an offering of its securities in a transaction exempt from registration under the Securities Laws), "comfort letters," and such other assurances from Ernst & Young that may be reasonably requested by Buyer's Parent or any underwriter, placement agent or purchaser of Buyer's Parent securities with respect to any financial statements provided to Buyer's Parent pursuant to this Section 11.1.

                  (b) To the extent that a Seller has books and records which are not to be conveyed to Buyer because such books and records are not Assets within the meaning of item 5 of Schedule 2.1, from and after the Closing, each Seller shall preserve all books and records in Seller's possession relating to the Assets and Properties until Buyer notifies such Seller that all statutes of limitations relating to Tax periods to which such books and records relate have expired, and, thereafter, shall not destroy or dispose of such books and records without giving notice to Buyer of such pending destruction or disposal and offering Buyer the right and opportunity to copy such books and records.

                  (c) Except as prohibited or limited by Applicable Laws, Buyer shall, from and after the Closing Date, provide each Seller and each Seller's employees, counsel and independent accountants, full and complete access upon reasonable notice during normal business hours, to all properties, agreements, records and affairs of Buyer relating to the Assets and Properties, and will provide copies of such information concerning the Assets and Properties as a Seller may reasonably request in connection with the preparation of any Tax Returns, or in connection with or in anticipation of any audit by any federal, state or local Tax Authorities of Seller. From and after the Closing Date, Buyer shall preserve all books and records of Buyer relating to the Assets and Properties in, as the case may be, Buyer's possession until the Sellers notify Buyer that all statutes of limitations relating to Tax periods to which such books and records related have expired and, thereafter, not to destroy or dispose of such books and records without giving notice to Sellers of such pending destruction or disposal and offering Sellers the right and opportunity to copy such books and records.

                  (d) A number of the representations and warranties contained in Article III provide Buyer with certain assurances regarding the payment of obligations and liabilities prior to Closing or the accrual of amounts in respect of them on the Closing Balance Sheet. Seller covenants and agrees that it shall take all actions as may be necessary to pay such amounts or make accruals with respect to payables and liabilities on the Closing Balance Sheet in the manner required by GAAP.

      Section 11.2.  Employee Benefit Matters.

                  (a) Each Seller shall make all contributions (or accrue such contributions on the Closing Balance Sheet) and shall pay all premiums (or accrue such premiums on the Closing Balance Sheet) with respect to liabilities arising under the Benefit Arrangements and Employee Benefit Plans on or prior to the Closing Date, with respect to liabilities or obligations which have accrued on or prior to the Closing Date or which will accrue following the Closing Date in respect of periods prior to and through the Closing Date.

                  (b) Each Seller and CFC shall cooperate with Buyer and provide any assistance reasonably requested by Buyer (whether before or after the Closing Date) in connection with the employment matters contemplated by this Agreement, including, but not limited to, providing all information that the Buyer deems necessary to determine whether there have been any failures to comply with the continuation of health care requirements of Section 4980B of the Code and Part 6 of Title I of ERISA and each Seller and CFC shall provide all information Buyer deems necessary to correct any such failures.

                  (c) With respect to each Employee Benefit Plan and each Benefit Arrangement, such Plan or Arrangement shall be modified to provide that sponsorship and maintenance thereof shall be transferred to Buyer or any Affiliate of Buyer (as Buyer may determine), which shall assume all obligations of each Seller thereunder. Each Seller and CFC shall cooperate fully in effecting the transfer of the sponsorship of each such Plan and Arrangement as expeditiously as possible. Without limiting the generality of the foregoing, each of the Sellers and CFC shall (i) provide any information or copies of any documents which may be requested by Buyer and (ii) join in or participate in any application to or proceeding before any governmental agency, the purpose of which is to effectuate the agreements contained in this paragraph. Notwithstanding anything contained in this Agreement to the contrary, Buyer shall not assume or be responsible for any of a Seller's obligations under the Employment Agreements with Messrs. Clemons, Greenslade, Hokanson, Goldsmith or Roy or John Myers (to the extent John Myers reaches an agreement with Buyer or Buyer's Parent at Closing) or all of the Executive Securities Agreements set forth on Schedule 3.12.

      Section 11.3.  Survival.

                  (a) Except as otherwise provided in this Agreement, all of the representations, warranties, covenants and agreements of the parties contained in this Agreement or in any certificate delivered by the parties pursuant to this Agreement shall survive the Closing as provided in Section 11.3(c).

                  (b) Notwithstanding any investigation or audit conducted by Buyer prior to the Closing, Buyer shall be entitled to rely upon the representations and warranties each of the Sellers which are set forth in this Agreement, including in any Schedules to this Agreement, or any certificates delivered by each Seller or CFC pursuant to this Agreement or in connection with the execution and delivery of this Agreement and the performance of the obligations of the parties hereunder, and such representations and warranties shall not be deemed to have been waived or otherwise affected by any such investigation or audit or any knowledge attributable to Buyer.

                  (c) The representations and warranties contained in or made pursuant to this Agreement, and the related indemnity obligations of Sellers set forth in Section 11.4, shall terminate on, and no claim or action with respect thereto may be brought after, 5:00 P.M., Eastern Standard Time, on March 31, 1997 or 5:00 P.M., Eastern Standard Time, on the first anniversary of the Closing Date, whichever occurs later; provided, however, that such representations and warranties and the related indemnity obligation of Sellers with respect thereto, shall not terminate with respect to any claim (whether or not fixed as to liability or liquidated as to amount) with respect to which Sellers have been given specific notice with such information as is reasonably available at the time such claim is submitted to Sellers, prior to the
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
expiration of such representations and warranties, and related indemnity obligations as provided herein.

                  (d) The representations and warranties contained in or made pursuant to this Agreement and the related indemnity obligations of Buyer set forth in Section 11.7 shall terminate on, and no claim or action with respect thereto may be brought after, 5:00 P.M., Eastern Standard Time, on March 31, 1997 or 5:00 P.M., Eastern Standard Time, or the first anniversary of the Closing Date, which occurs later; provided, however, that such representations and warranties and the related indemnity obligation of Buyer with respect thereto, shall not terminate with respect to any claim (whether or not fixed as to liability or liquidated as to amount) with respect to which Buyer has been given specific notice with such information as is reasonably available at the time such claim is submitted to Buyer, prior to the expiration of such representations and warranties, and related indemnity obligations as provided herein.

      Section 11.4.  Indemnification by Seller.

                  (a) From and after the Closing Date, subject to the limitations set forth in this Section 11.4, the Sellers shall defend, indemnify and hold harmless the Buyer Group for, from and against all demands, suits, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, judgments and expenses, including, without limitation, interest, penalties, reasonable attorneys' fees, disbursements and expenses, and reasonable consultants' fees, disbursements and expenses (collectively, the "Buyer Losses"), based upon, arising out of, asserted against, resulting from, imposed on, or incurred by any member of the Buyer Group, directly or indirectly, as a result of (i) any misrepresentation or breach of warranty on the part of a Seller in respect of, or any inaccuracy of or omission from, any of the representations or warranties of a Seller contained in this Agreement or any of the Schedules hereto or any certificate furnished or to be furnished to Buyer hereunder or in connection herewith any of which arise during the survival period set forth in Section 11.3(c), (ii) any nonfulfillment or nonperformance by either of the Sellers or CFC or any of their Affiliates of any agreement, covenant or obligation of either of the Sellers or CFC under this Agreement, or any breach by a Seller or CFC or any of their Affiliates of any provision of this Agreement, (iii) the noncompliance by Sellers or Buyer with any applicable "bulk transfer" or similar provisions of the laws of the any applicable jurisdiction in connection with the transactions contemplated by this Agreement, (iv) the failure of Sellers to pay, perform or discharge any of the Excluded Liabilities when and as due for payment, performance or discharge, or (v) costs and expenses incurred by the Buyer Group during the first twelve months following Closing pursuant to warranties provided by the Sellers to their customers in respect of services rendered and goods sold prior to the Closing to the extent and only to the extent that such costs and expenses exceed $650,000.

                  (b) In the event that subsequent to the Closing Date, any claim is asserted, any event occurs or any proceeding (including governmental investigations or audits) is instituted relating to any matter as to which any member of the Buyer Group is entitled to indemnification pursuant to Section 11.4(a), as soon as practicable after Buyer receives any notice or otherwise becomes aware of any such claim, proceeding or event, Buyer shall notify Sellers in writing; provided, however that the failure of Buyer to so notify Sellers shall not relieve Sellers from any liability under this Section 11.4, except to the extent it is proved that the Sellers suffered actual prejudice in connection with or in defending against such claim. In case any action is brought against Buyer or a Seller in respect thereof and Buyer notifies Sellers of the commencement thereof, Sellers shall be entitled to participate in the defense of such action and, to the extent that Sellers may wish, to assume sole control over the defense and settlement of such action; provided, however, that:

                              (i)  the applicable member or members of the
Buyer Group shall be entitled to participate in the defense of such action and to employ counsel at its own expense to assist in the handling of such action;

                              (ii)  Sellers shall obtain the prior written
      approval of the applicable member of the Buyer Group before entering into any settlement of such action (which shall not be unreasonably withheld) or ceasing to defend against such action; and

                              (iii)  Sellers shall notify Buyer of its
election to assume control of the defense of any such action within 15 days after receipt of written notice of the action from a member of the Buyer Group.

      After written notice by Sellers to the Buyer Group of its election to assume control of the defense of any such action in accordance with the foregoing, (i) Sellers shall not be liable to any members of the Buyer Group for any legal or other expenses (other than expenses of investigation) subsequently incurred by any of such Persons in connection therewith except in cases where any member of the Buyer Group shall be advised in writing by reputable legal counsel that it may have defenses available to it which are inconsistent with or contrary to the defenses available to Seller in connection with such action, and (ii) as long as the Sellers are reasonably contesting such action in good faith, the members of the Buyer Group shall not admit any liability with respect to, or settle, compromise or discharge the claim underlying such action without Sellers' prior written consent, which consent shall not be unreasonably withheld or delayed.

      Notwithstanding the foregoing, Sellers shall not be entitled to assume sole control over the defense and settlement of any claim, proceeding or action relating to any matter as to which any member of the Buyer Group may be entitled to indemnification pursuant to Section 11.4(a):

                              (i)  if the claim, proceeding or action relates
to, could result in, or arises in connection with any criminal proceeding, action, indictment, allegation or investigation of any officer or employee of Buyer;

                              (ii)  if the claim, proceeding or action could
result in or cause a Material Adverse Effect on Buyer in the reasonable judgment of Buyer;

                              (iii)  if the claim, proceeding or action is one
which seeks principally injunctive or equitable relief against the Buyer or to the extent that the claims proceeding or action seeks injunctive or equitable relief and a party has entered a motion seeking such relief;

                              (iv)  the claim, proceeding or action seeks
monetary damages in excess of the amount that Sellers would be required to pay to Buyer pursuant to Section 11.4, or Buyer determines, in its reasonable discretion, that the claim, proceeding or action could result in a judgment for monetary damages in excess of the amount that Sellers would be required to pay to Buyer pursuant to Section 11.4, or

                              (v)  a court, Governmental Authority or other
arbiter of the claim, proceeding or action rules that the Sellers failed or are failing to adequately protect Buyer's interests, rights or remedies.

      If Sellers do not elect to assume control over the defense or settlement of an action as provided in this Section 11.4(b) or is not entitled to do so, any member of the Buyer Group shall have the right to defend the action and related claims in any reasonable manner as it may deem appropriate and, subject to the limitations set forth in Section 11.4(c), Sellers shall indemnify and hold harmless the applicable members of the Buyer Group to the extent such members are entitled to indemnification pursuant to Section 11.4(a); provided, however, in no event shall Sellers be required to pay expenses of more than one legal counsel for the Buyer Group.

                  (c) No member of the Buyer Group shall be entitled to indemnification under Section 11.4(a)(i), (ii), (iii) or (iv) in respect of any individual claim involving Buyer Losses of less than $40,000 ("De Minimus Claims") (it being understood that all Losses related to any claims arising out of the same or similar facts, events, circumstances or matters shall be considered part of the same claim for purposes of this Agreement), and no member of the Buyer Group shall be entitled to indemnification under Section 11.4(a) until the aggregate amount of all Buyer Losses incurred by the Buyer Group, exclusive of De Minimus Claims, exceeds $400,000. In the event that the aggregate amount of all Buyer Losses, exclusive of De Minimus Claims, incurred by the Buyer Group under Section 11.4(a) exceeds $400,000, the Buyer Group shall be entitled to indemnification only for the amount of the Buyer's Losses in excess of $400,000. Sellers shall only be required to pay to the Buyer Group in the aggregate, and its maximum obligation to provide indemnity pursuant to this Agreement shall be limited to the sum of the Closing Holdback.

                  (d) Buyer shall have the right, subject to the limitations set forth in Section 11.4(c) and the provisions of this Section 11.4(d), to set-off against the Closing Holdback, the entire amount of any Buyer Losses for which the Buyer determines in good faith that any member of the Buyer Group is entitled to indemnification from Sellers under Section 11.4(a). The right to set-off described in this Section shall be exercised as follows:

                              (i)  Buyer shall deliver written notice to the
Sellers of each claim for indemnification for which the Buyer desires to exercise its right to set-off.

                              (ii)  Sellers shall then have fifteen days
(which period may be extended by mutual consent in writing) following receipt of such notice in which to accept or dispute each such claim, in whole or in part. To the extent that any such claim is not disputed in writing by Sellers within such fifteen day period, such claim shall be deemed to have been accepted by Sellers, and Buyer shall be entitled to set-off the entire amount of such claim against the Closing Holdback.

                              (iii)  In the event that Sellers shall dispute
any claim of Buyer, in whole or in part (hereafter a "Contested Claim"), the
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
Escrow Agent shall be instructed to hold such amount in escrow until the Contested Claim has been resolved by agreement of the parties or until otherwise ordered by a court of competent jurisdiction in the manner contemplated by this Agreement. Upon resolution of the Contested Claim, the Escrow Agent shall be instructed to promptly disburse the amount of the Contested Claim to the party entitled thereto (as determined by agreement of the parties or by order of Court) upon receipt of joint, written instructions from Buyer and Sellers to that effect or upon presentation of a certified copy of an order of a court of competent jurisdiction by either party.

      Section 11.5.  Indemnification by Buyer.
                     -------------------------
                  (a) From and after the Closing Date, Buyer shall indemnify and hold harmless Sellers, CFC and any of their Affiliates (collectively, the "Seller Group") for, from and against all demands, suits, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, judgments and expenses, including, without limitation, interest, penalties, reasonable attorneys' fees, disbursements and expenses, and reasonable consultants' fees, disbursements and expenses (collectively "Seller Losses"), based upon, arising out of, asserted against, resulting to, imposed on, or incurred by the Seller Group, directly or indirectly, from any misrepresentation or breach of any warranty contained in or made by Buyer pursuant to this Agreement or the breach by Buyer of any covenant or agreement to be performed or complied with by Buyer after the Closing including, without limitation, Buyer's covenant to satisfy and discharge the Assumed Obligations. In addition to the foregoing, Buyer shall indemnify and hold the Seller Group harmless from and against any Losses incurred by the Seller Group which involve claims made by purchasers or underwriters of Buyer's securities based on the inaccuracy or inadequacy of disclosure contained in any prospectus or offering circular utilized by Buyer in connection with an offering of its securities, if the offering circular or prospectus contains the financial statements of the Sellers. The indemnification provided to Buyer in accordance with the preceding sentence shall not be available if the claim is based in whole or in part on the Sellers' financial statements (but not including the Predecessor Financial Statements) and it is determined that such financial statements do not fairly present in all material respects the financial condition, results of operations or cash flow of the Sellers at and for the dates and periods presented in the financial statements. The indemnification contained herein with respect to covenants made by Buyer (including, without limitation, the covenant to discharge the Assumed Obligations and the covenant set forth in this Section relating to indemnification for inaccurate or inadequate prospectuses or offering circulars of Buyer's Parent) shall survive the Closing indefinitely.

                  (b) In the event that subsequent to the Closing Date, any claim is asserted, any event occurs or any proceeding (including governmental investigations or audits) is instituted relating to any matter as to which any member of the Seller Group is entitled to indemnification pursuant to Section 11.5(a), as soon as practicable after Sellers receive any notice of or otherwise becomes aware of any such claim, proceeding or event, the Sellers shall notify Buyer in writing; provided, however, that the failure of Sellers to so notify the Buyer shall not relieve the Buyer from any liability under this Section 11.5, except to the extent it is proved that Buyer suffered actual prejudice in connection with or in defending against such claim. In case any such action is brought against any member of the Seller Group with respect thereto and Sellers notify the Buyer of the commencement thereof, the

Buyer shall be entitled to participate in the defense of such claim and, to the extent Buyer may wish, to assume sole control over the defense and settlement of such action; provided, however, that:

                              (i)  the applicable member or members of the
Seller Group shall be entitled to participate in the defense of such action and to employ counsel at their own expense to assist in the handling of such action;

                              (ii)  the Buyer shall obtain the prior written
approval of the applicable member of the Seller Group before entering into any settlement of such action or ceasing to defend against such action; and

                              (iii)  the Buyer shall notify Seller of their
election to assume control of the defense of any such action within 15 days of receipt of written notice of the action from a member of the Seller Group.

      After written notice by the Buyer to the Seller Group of its election to assume control of the defense of any such action in accordance with the foregoing, (i) Buyer shall not be liable to any members of the Seller Group for any legal or other expenses (other than expenses of investigation) subsequently incurred by any of such Persons in connection therewith except in cases where Seller shall be advised in writing by reputable legal counsel that they may have legal defenses available to them which are inconsistent with or contrary to the legal defenses available to the Buyer in connection with such action, and (ii) as long as the Buyer is reasonably contesting such action in good faith, the members of the Seller Group shall not admit any liability with respect to, or settle, compromise or discharge the claim underlying such action without the prior written consent of the Buyer, which consent may be given or withheld in the sole discretion of the Buyer.

      If the Buyer elects to assume control over the defense or settlement of an action as provided in this Section 11.5(b), any member of the Seller Group shall have the right to defend the action and related claims in any reasonable manner as it may deem appropriate and, subject to the limitations set forth in Section 11.5(a), the Buyer shall indemnify and hold harmless the applicable members of the Seller Group to the extent such members are entitled to indemnification pursuant to Section 11.5(a). No member of the Buyer Indemnification Group shall be liable under this Section 11.5 for any settlement or compromise effected without its consent (it being understood and agreed that, in the event no member of the Buyer Indemnification Group elects to assume control over the defense of the action, the members of the Buyer Indemnification Group shall not unreasonably withhold or unreasonably delay any such consent).

      Section 11.6. Confidentiality. Each of the parties hereto for themselves and their respective officers, directors, employees, stockholders and representatives, shall hold in confidence all information, books, records and documents acquired from any other party hereto prior to, on, or after the date hereof in the course of negotiation of the transactions contemplated hereby or pursuant to the provisions hereof and will not disclose the same to any third party except as required by law, and except to the extent necessary to (a) respond to lawful process, (b) comply with Applicable Laws, (c) establish a lawful claim or defense, or (d) obtain reasonably necessary advice of counsel. Should the transactions contemplated hereby not be consummated for any reason, each party shall promptly return to the other all originals
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
and copies of such documents and other written information obtained from the other in the course of such negotiations or pursuant hereto and shall promptly destroy all evaluations and studies prepared by it or by any of its representatives on the basis of such information, books, records or documents. The foregoing shall not apply to information concerning CFC or a Seller which was known to Buyer or was in the public domain at the time it was disclosed to Buyer or which subsequently entered the public domain through no wrongful act of Buyer.

      Section 11.7.  Restrictive Covenants of Seller and CFC.

                  (a) Each of the Sellers and CFC hereby covenant and agree, jointly and severally, that:

                              (i)  neither Seller nor CFC, nor any other
presently existing or hereafter created Affiliate of a Seller or CFC (other than Carlisle and the Carlisle Affiliates and First Chicago and its Affiliates, as to which the terms of this Section 11.7(a) shall not apply), shall, directly or indirectly, for a period of three years from and after the Closing Date, whether for its own account or as an owner, investor, partner, stockholder, member, agent, principal, consultant or otherwise, engage in, invest in, be associated with, or manage, operate, control, consult for or otherwise assist any Person or any enterprise that engages anywhere in the world in the repair or overhaul of AlliedSignal engines;

                              (ii)  call upon, solicit or otherwise contact,
either directly or indirectly, for a period of three years from and after the Closing Date, any of the present or former customers of a Seller for the purpose of soliciting the repair or overhaul of AlliedSignal engines; or

                              (iii) at any time after the Closing, use,
license, or convey any of the Intellectual Property or Technology or disclose, or through the failure to exercise due care and diligence permit to be used, licensed, conveyed or disclosed, any of the Intellectual Property or Technology.

                  (b) Each of Carlisle and the Carlisle Affiliates (the "Carlisle Group"), and First Chicago (for purposes of this Section 11.7(b) only, including Cross Creek Partners III and its individual partners), covenant and agree that:

                              (i)  for a period of three years following
Closing no member of the Carlisle Group or First Chicago shall, directly or indirectly, alone or with others invest in or otherwise obtain any interest or engage in any transaction with the business entities identified on Schedule 11.7(b);

                              (ii)  no member of the Carlisle Group nor First
Chicago shall at any time after the Closing, use, license, or convey any of the Intellectual Property or Technology or disclose, or through the failure to exercise due care and diligence permit to be used, licensed, conveyed or disclosed, any of the Intellectual Property or Technology;

                              (iii)  no member of the Carlisle Group nor First
Chicago shall acquire, offer to acquire or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities, or direct or indirect rights to acquire any voting securities of the Buyer's Parent, or any assets of the Buyer's Parent or any division or subsidiary thereof or of any successor or controlling person of the Buyer's Parent (it being understood that the foregoing covenant shall not prevent the members of the Carlisle Group or First Chicago from acquiring, collectively among the members of each such group, shares representing less than 5% of the outstanding shares of the common stock of Buyer's Parent);

                              (iv)  no member of the Carlisle Group nor First
Chicago shall make or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in the Rules of the Securities and Exchange Commission), to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of Buyer's Parent;

                              (v)  no member of the Carlisle Group nor First
Chicago shall make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transactions involving the Buyer's Parent or its securities or assets; or

                              (vi)  no member of the Carlisle Group nor First
Chicago shall form, join or in any way participate in a "group" (as defined in Section 13d-3 of the Exchange Act), in connection with any of the foregoing and will not publicly or privately request the Buyer's Parent (its officers, directors, employees or agents) or publicly disclose any request, directly or indirectly, to waive any provisions of this Section.

                  (c) From and after the Closing, neither of the Sellers nor CFC nor any of their presently existing or hereafter created Affiliates shall use, or assert any right to use, or take any action inconsistent with Buyer's right to use, any trademark, logo or tradename related to the Business of Sellers, including, without intended limitation, the trade names "CFC Aviation Services" or "Garrett Aviation Services," and shall not use any trademarks, logos or tradenames that are confusingly similar thereto or that are a translation or transliteration thereof into any language or alphabet, in connection with any business that is the same or similar to the Business engaged in by the Sellers.

                  (d)  Construction.  Each covenant and agreement of this
Section 11.7 shall be read and construed independently of each other and if any one of them (or portion thereof) is held invalid the others (or others portions thereof) shall continue to be valid and to apply and the one (or the portion) held to be invalid shall be read and construed in the most restrictive manner intended by this Section 11.7 that would permit it to be held valid and enforceable. Accordingly, the parties agree that because the provisions of this Section 11.7 are divisible and separable, if any provision hereof is held to be unreasonable, unlawful or unenforceable in duration, geographical scope or character of restriction by any court of competent jurisdiction, such provision shall be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by law, and the parties hereto do hereby expressly authorize any court of competent jurisdiction to enforce any such provision or portion of this Section 11.7 or to modify any such provision or portion hereof in order that any such provision or portion hereof shall be enforced by such court to the fullest extent permitted by applicable law.

                  (e) Notwithstanding anything contained in this Section 11.7 to the contrary, the terms and conditions of Sections 11.7(a)(i) and 11.7(a)(ii) shall not be binding upon John R. Myers, George Leisz or Harry Todd.

      Section 11.8. Change of Names. Promptly following the Closing, but in no event later than 10 days following the Closing, each of the Sellers and CFC shall take all actions necessary to change the name of the Sellers and CFC to names which are not confusingly similar to or a translation or transliteration of "CFC Aviation Services" or "Garrett Aviation Services." Each Seller and CFC shall take similar action to modify the names under which they have qualified to do business in foreign jurisdictions within 30 days of Closing.

      Section 11.9. Specific Performance and Injunctive Relief. Each Seller hereby acknowledges and agrees that the damages to Buyer resulting from any breach or threatened breach of any of the covenants and agreements contained in this Agreement to be complied with or performed by each Seller may be intangible, in whole or in part, and incapable of being assessed a monetary value and will result in irreparable harm to, and have a Material Adverse Effect on, Buyer. Therefore, each of the Sellers and CFC hereby agree that, in the event of any breach or threatened breach of any of the covenants or agreements contained in this Agreement to be complied with or performed by a Seller, Buyer shall be entitled to a decree of specific performance, injunctive relief to prevent any such breach or the continuation thereof and other equitable remedies in addition to monetary damages and legal remedies in respect thereof, together with an award of it's attorney's fees, expenses and disbursements incurred in connection with seeking such relief.

                                 ARTICLE XII

                                MISCELLANEOUS

      Section 12.1.  Power of Attorney.   As of the Closing Date, each Seller
hereby constitutes and appoints Buyer, and its successors and assigns, the true and lawful attorney of Seller, in the name of Buyer or in the name of such Seller but for the benefit of Buyer, (i) to institute and prosecute all proceedings that Buyer may deem proper in order to collect, assert, or enforce any claim, right, or title of any kind in or to the Assets; (ii) to defend or compromise any and all actions, suits, or proceedings in respect of any of the Assets or the Assumed Obligations, and to take all such actions in relation thereto as Buyer deems advisable; and (iii) to take all actions that Buyer or its successors or assigns deem proper in order to provide for Buyer and its successors or assigns the benefits of any of the Assets except that the foregoing Power of Attorney shall not extend to any such action that could reasonably be expected to have a Material Adverse Effect on a Seller or the Business. Each Seller acknowledges and agrees that the foregoing powers are coupled with an interest and are irrevocable by each Seller.

      Section 12.2. Expenses. All legal, accounting and other costs and fees incurred by a Seller or CFC in connection with the transactions contemplated by this Agreement shall be borne and paid for solely by such Seller or CFC, as the case may be. All legal, accounting and other costs and fees incurred by Buyer in connection with the transactions contemplated by this Agreement shall be borne and paid for by the Buyer.

      Section 12.3. Entire Agreement. This Agreement, together with the Collateral Agreements, constitutes the entire agreement and understanding between the parties hereto in respect of the matters set forth herein, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement (including the letter of intent dated December 4, 1995) are merged herein and are superseded and cancelled by this Agreement.

      Section 12.4. Amendment and Waiver. This Agreement may be amended, modified, supplemented or changed in whole or in part only by an agreement in writing making specific reference to this Agreement and executed by each of the parties hereto. Any of the terms and conditions of this Agreement may be waived in whole or in part, but only by an agreement in writing making specific reference to this Agreement and executed by the party that is entitled to the benefit thereof. The failure of any party hereto to insist upon strict performance of or compliance with the provisions of this Agreement shall not constitute a waiver of any right of any such party hereunder or prohibit or limit the right of such party to insist upon strict performance or compliance at any other time.

      Section 12.5. Binding Agreement and Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      Section 12.6. Assignment. This Agreement and the rights of the parties hereunder may not be assigned, and the obligations of the parties hereunder may not be delegated, in whole or in part, by any party without the prior written consent of the other parties hereto except that Buyer shall have the right to assign this Agreement and its rights hereunder and delegate its obligations hereunder to any Affiliate of Buyer or to any party who succeeds to the business of the Buyer.

      Section 12.7. No Third Party Beneficiaries. Nothing in this Agreement is intended to confer any rights or remedies upon any Person (including, without limitation, any Employee) other than the parties hereto and the indemnified Persons under Section 11.4 and Section 11.5.

      Section 12.8. Notices. Any notice, request, instruction or other document or communication required or permitted to be given under this Agreement to any of the parties hereto shall be in writing and shall be deemed given (i) three days after being deposited in the mail, postage prepaid, certified or registered mail, (ii) on the next business day after delivery to a reputable overnight delivery service such as Federal Express, or (iii) upon personal delivery if delivered or addressed to the addresses set forth below or to such other address as any party may hereafter specify by written notice to the other parties hereto:

                  (a)  If to the Sellers, delivered or mailed to:

                              CFC Aviation Services, L.P.
                              432 N. 44th Street, Suite 340
                              Phoenix, Arizona   85008
                              Attention:  __________________________
                                          __________________________

                              and

                              CFC Aviation Company, L.L. C.
                              432 N. 44th Street, Suite 340
                              Phoenix, Arizona  85008
                              Attention:  __________________________
                                          __________________________

                              with a copy delivered or mailed to:

                              Gray Cary Ware & Freidenrich
                              4365 Executive Drive, Suite 1600
                              San Diego, California  92121-2189
                              Attention:  Cameron Jay Rains, Esquire

                              and

                              First Capital Corporation of Chicago
                              Three First National Plaza
                              Suite 1210
                              Chicago, Illinois  60670
                              Attention:  Burton E. McGillivray
                                          Managing Director

                              and

                              Carlisle Enterprises L.P.
                              7777 Fay Avenue, Suite 200
                              La Jolla, California  92037
                              Attention:  James S. Carlisle


                  (c)  If to Buyer, delivered or mailed to:

                              UNC Incorporated
                              175 Admiral Cochrane Drive
                              Annapolis, Maryland 21401
                              Attention:  Richard H. Lange, Esquire


                              with a copy delivered or mailed to:

                              John B. Frisch, Esquire
                              Miles & Stockbridge,
                              a Professional Corporation
                              10 Light Street
                              Baltimore, Maryland 21202


      Section 12.9. Further Assurances. The parties hereto each agree to execute, make, acknowledge, and deliver such instruments, agreements and other documents as may be reasonably required to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

      Section 12.10. Article and Section Headings. The Article and Section headings contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement or any of its terms and conditions.

      Section 12.11. Governing Law. This Agreement shall be construed and enforced in accordance with and shall be governed by the laws of the State of Delaware.

      Section 12.12. Construction. As used in this Agreement, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and the singular shall include the plural. With regard to each and every term and condition of this Agreement and any and all agreements and instruments contemplated hereby, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

      Section 12.13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

      Section 12.14.Exhibits and Schedules. The Exhibits and Schedules attached to this Agreement constitute a substantive part of this Agreement and are hereby incorporated herein by this reference.

      IN WITNESS WHEREOF, each of the parties hereto have executed this Agreement as of the day and year first above written.


                                          UNC INCORPORATED


                                          By:________________________________
                                             Dan A. Colussy
                                             Chairman, President and Chief
                                             Executive Officer


                                          UNC/CFC ACQUISITION CO.


                                          By:________________________________
                                             Dan A. Colussy
                                             President


                                          CFC AVIATION, INC.


                                          By:________________________________
                                             John R. Myers
                                             Chairman


                                          By:________________________________
                                             L. David Clemons
                                             President

                                          By:________________________________
                                             Dale L. Ziegler


                                          CFC AVIATION SERVICES, L.P.
                                          By:  CFC Aviation Inc., its general
                                               partner


                                          By:___________________________
                                             John R. Myers
                                             Chairman


                                          By:___________________________
                                             L. David Clemons
                                             President


                                          By:___________________________
                                             Dale L. Ziegler


                                          CFC AVIATION COMPANY, L.L.C.


                                          By:________________________________
                                             John R. Myers
                                             Chairman


                                          By:___________________________
                                             L. David Clemons
                                             President


                                          By:___________________________
                                             Dale L. Ziegler


                                          CARLISLE ENTERPRISES, L.P.


                                          By:________________________________
                                             James Carlisle, General Partner
                                             of Carlisle Enterprises, L.P.

                                          FIRST CAPITAL CORPORATION OF
                                          CHICAGO


                                          By:________________________________
                                             Name:
                                             Title:  General Partner


                                          CROSS CREEK PARTNERS III


                                          By:_________________________________
                                             Name:
                                             Title: